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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-230377

Prospectus Supplement
(To prospectus filed March 18, 2019, effective April 9, 2019)

SMTC CORPORATION

2,909,547 Subscription Rights to Purchase Shares of Common Stock and
Up to 2,909,547 Shares of Common Stock Issuable upon Exercise of Subscription Rights

         We are distributing to the holders of our common stock and to the 2018 Warrants Holders (as defined and described in more detail below), at no charge, non-transferrable subscription rights (each, a "Right") to purchase our common stock (the "Rights Offering"). Each holder of our common stock and/or 2018 Warrants Holder as of the close of business on May 24, 2019 (the "Record Date") will receive one Right to purchase one share of our common stock for each 8.2 shares of common stock owned or deemed to be owned by such holder on the Record Date (the "Basic Subscription Privilege"). Shares that are "deemed to be owned" refer to the shares issuable upon exercise of our outstanding warrants issued in November 2018 (the "2018 Warrants") that have a contractual right to participate in this Rights Offering. We refer to the Record Date holders of the 2018 Warrants as the "2018 Warrants Holders." Each Right will be exercisable at a price per share (the "Subscription Price") equal to $3.14. Pursuant to the terms of this Rights Offering, the Rights, in the aggregate, may be exercised for a maximum of $9,135,978 of subscription proceeds (the "Maximum Offering Amount"). If the Rights Offering is not fully subscribed and you fully exercise your Basic Subscription Privilege, you may also exercise your Rights to purchase common stock at the Subscription Price that was not subscribed for by other holders of Rights under the Rights Offering (the "Over-Subscription Privilege"). For a more detailed discussion, see "The Rights Offering."

         The Rights Offering commences on May 31, 2019 (the "Commencement Date") and the Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on June 20, 2019, unless the Rights Offering is extended (such date and time, as the same may be extended, the "Expiration Date"). There is no minimum number of Rights that must be exercised in this Rights Offering, no minimum number that any holder of Rights must exercise, and no minimum number of shares of common stock that we will issue at the closing of this Rights Offering. Once made, all exercises of Rights are irrevocable. We may extend the subscription period up to an additional thirty (30) days, at our sole discretion.

         Concurrently with this Rights Offering, we are conducting a registered direct offering (the "Registered Direct Offering"), pursuant to which we expect to issue and sell approximately $5.4 million of our common stock (the "Registered Direct Offering Shares") directly to certain investors. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering.

         Our common stock is listed on The Nasdaq Global Market ("Nasdaq") under the symbol "SMTX." On May 23, 2019, the last reported sales price of our common stock on Nasdaq was $3.53 per share.

         Our board of directors is making no recommendation regarding your exercise of the Rights. The Rights may not be sold, transferred or assigned and will not be listed for trading on Nasdaq or any other stock exchange or market. We urge you to obtain a current price quote for our common stock before exercising your Rights.

         Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the information incorporated herein by reference carefully before you make your investment decision. See "Risk Factors" beginning on page S-21 of this prospectus supplement and page 4 of the accompanying prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price(1)	$3.14	$9,135,977.58

Proceeds, before expenses, to us	$3.14	$9,135,977.58

(1)
Assumes the Rights Offering is fully subscribed.

         You should carefully consider whether to exercise your Rights before June 20, 2019 (unless the subscription period is extended). You may not revoke or revise any exercises of Rights once made unless we terminate the Rights Offering.

         If you have any questions or need further information about this Rights Offering, please contact Georgeson LLC, the information agent for the Rights Offering, at (866) 413-5901.

The date of this prospectus supplement is May 24, 2019

Prospectus Supplement

Prospectus

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this Rights Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this Rights Offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and/or the accompanying prospectus.

        If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities.

        You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

        Unless otherwise stated, all references to "us," "our," "SMTC," "we," the "Company" and similar designations refer to SMTC Corporation. Our logo, trademarks and service marks are the property of SMTC Corporation. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

        Certain monetary amounts, percentages and other figures included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein have been subject to rounding adjustments. Percentage amounts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may vary from those obtained by performing the same calculations using the figures in our financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Certain other amounts that appear in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may not sum due to rounding.

S-ii

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including, but not limited to, statements regarding future events, statements related to the Registered Direct Offering and the Rights Offering, the amount of proceeds expected from the Registered Direct Offering and the Rights Offering, the timing and certainty of completion of the Registered Direct Offering and the Rights Offering, the expected participation of certain existing stockholders in the Rights Offering, the price per share at which Rights may be exercised in the Rights Offering, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" in this prospectus supplement and the accompanying prospectus or elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, which may cause our or our industry's actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly-regulated, very-competitive, and rapidly-changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (the "2018 10-K"), (ii) in this prospectus supplement and the accompanying prospectus and, in particular, the risks discussed below and under the heading "Risk Factors" and (iii) those discussed in other documents we file with the Securities and Exchange Commission (the "SEC"). The information in this prospectus supplement and the accompanying prospectus should be read in conjunction with the audited consolidated financial statements and related notes thereto included in our 2018 10-K and the unaudited interim consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (the "2019 Q1 10-Q"), each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

        You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports that we file with the SEC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to "Risk Factors" in this prospectus supplement and the accompanying prospectus and "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Some of the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

 Business Overview

        We are a provider of end-to-end electronics manufacturing services ("EMS"), including product design and engineering services, printed circuit board assembly ("PCBA"), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order ("CTO"), build to order and direct order fulfillment ("DOF"). We have manufacturing and other facilities in the United States, Canada, Mexico, and China, with approximately 3,200 employees as of March 31, 2019, of which approximately 2,700 are full-time and contract employees. Our services extend over the entire electronic product life cycle from new product development and new product introduction ("NPI") through to growth, maturity and end of life phases. We offer fully integrated contract manufacturing services to global original equipment manufacturers ("OEMs"), and technology companies primarily within the defense and aerospace; industrial, power and clean technology; medical and safety; retail and payment systems; semiconductors; telecom, networking and communications; and test and measurement market sectors.

        We have customer relationships with industry leading OEMs. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource non-core manufacturing services, to consolidate their supplier base and to form long-term strategic partnerships with select high quality EMS providers. We work closely with and are highly responsive to our customers throughout the design, manufacturing and distribution process, providing value-added services. We seek to grow our business through the addition of new high-quality customers, the expansion of our share of business with existing customers, and participating in the growth of existing customers.

        We believe that fundamental to the key benefits we offer is our strategic approach in working with customers premised upon gaining insight into their business and bringing innovative solutions to enhance their competitiveness, time to market and profitability. We seek to lower total cost of ownership, improve product quality and reliability, accelerate new products to market, improve service and DOF, reduce working capital requirements and capital expenditures, all of which results in improvement of our customers' overall margins and end customer satisfaction.

        Our Fremont, California facility operates in a 'Copy-Exact' lean process environment specializing in NPI, PCBA, system integration, CTO services, and is food and drug administration and international traffic in arms regulations registered.

        Our Markham, Ontario (Toronto) site serves as the corporate office and as a key center of excellence ("COE"), with particular emphasis on supporting our global manufacturing locations in value engineering, transition management, global supply chain management, financial and treasury services and information technology. In addition, the COE works directly with customers on product design projects of various scope and scale.

        Our Chihuahua, Mexico facility serves as our largest manufacturing and assembly operation, offering customers high quality services in a cost-effective site. This facility operates in a 'Copy-Exact' lean process environment located close to North American OEMs. Offering state of the art PCBA and a full suite of system integration services, along with cable harness assembly and enclosure. This facility operates computer numerical control machining and precision sheet metal fabrication, this facility services those OEMs requiring the lowest cost North American manufacturing solutions.

        Our ChangAn, China (Dongguan) location serves as a large-scale manufacturing facility and operates in a 'Copy-Exact' lean process environment enabling SMTC to capitalize on the strengths of operations by providing SMTC's current and prospective customers with highly efficient, low cost Asia-based electronic manufacturing solutions. This facility offers a full suite of integrated manufacturing services, including PCBA, testing, box build, final product integration, world-wide customer logistics, and expanded supply chain capabilities through our Hong Kong sourcing and procurement office.

        In November 2018, we acquired all of the issued and outstanding shares of capital stock of MC Assembly Holdings, Inc. ("MC Assembly"), a privately held EMS provider based in Melbourne, Florida (the "Acquisition"). In connection with the Acquisition, we expanded our operations to include locations in Melbourne, Florida, Billerica, Massachusetts, and Zacatecas, Mexico. Our Melbourne, Florida operation is one of the region's most sophisticated manufacturing solutions providers, providing comprehensive electronic manufacturing services with a focus on delivering product to our customer base in the most cost-efficient manner. Our Billerica, Massachusetts operation has the same competencies as our operation in Florida, but on a smaller scale. An ISO 9001/2008 2015 approved quality system allows for strict controls and process discipline on our manufacturing floor. Our Zacatecas, Mexico operation is a 'Copy-Exact' facility of our Melbourne, Florida operation, and practices lean manufacturing principals, utilizes world-class production, inspection and test equipment, and functions within the guidelines of ISO-9001:2008 2015 and ISO-13485:2016 Quality System, and provides similar manufacturing as our US-based operations with the advantage of the lower cost of labor.

Recent Developments

Concurrent Registered Direct Offering

        Concurrently with this Rights Offering, we are conducting the Registered Direct Offering, pursuant to which we expect to issue and sell approximately $5.4 million of our common stock directly to certain investors. The Registered Direct Offering Shares will be issued and sold at the Subscription Price, which is the offering price per share for the Registered Direct Offering. We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold. We are offering the Registered Direct Offering Shares pursuant to a separate prospectus supplement dated May 24, 2019 and a base prospectus dated April 9, 2019, which is part of a registration statement on Form S-3 (Registration No. 333-230377) that was declared effective by the SEC on April 9, 2019.

        This prospectus supplement is not an offer to sell or the solicitation of an offer to buy the Registered Direct Offering Shares. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. We cannot assure you that either or both of the offerings will be completed on terms favorable to us, or at all.

Company History

        We are a Delaware Corporation incorporated in July 1998. Our present corporate structure resulted from the July 1999 combination of predecessor companies Surface Mount and HTM Holdings Inc. Subsequent to the combination, all of Surface Mount's operating subsidiaries, other than

SMTC Canada and Qualtron, Inc., became subsidiaries of HTM Holdings Inc. In 2011, we expanded our operations in San Jose, California with the acquisition of ZF Array Technology, Inc., a privately held electronics manufacturing services provider. In 2012, the Asian entity SMTC Electronics Dongguan Company Limited was established. In November 2018, we further expanded our EMS footprint with the Acquisition with MC Assembly.

Corporate Information

        Our principal executive offices are located at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8 and our telephone number at that address is (905) 479-1810. Our corporate website is located at www.smtc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

        The following summary contains basic information about the Rights Offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the securities we are offering, you should read the section of this prospectus supplement entitled "The Rights Offering."

Securities to be Offered	We are distributing to you, at no charge, non-transferable Rights to purchase one (1) share of common stock for every 8.2 shares of our common stock that you owned or are deemed to have owned on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees on your behalf, as a beneficial owner of such shares.
Size of the Offering	2,909,547 Rights, representing one Right for every 8.2 shares of our common stock outstanding and issuable upon the exercise of our outstanding 2018 Warrants, in each case, as of the Record Date.
Subscription Price

The Subscription Price will be $3.14 per share. Subscribers must fund their subscriptions pursuant to both the Basic Subscription Privilege and Over-Subscription Privilege at the Subscription Price. Any excess subscription amount received by the Subscription Agent will be refunded promptly after the closing of the Rights Offering with no interest.

Participation of 2018 Warrants Holders

The 2018 Warrants Holders have the contractual right to participate in this Rights Offering. The 2018 Warrants Holders will receive, at no charge, non-transferable Rights to purchase one (1) share of common stock for every 8.2 shares of our common stock that the 2018 Warrants are exercisable for (or, as referred to elsewhere herein, for each share of common stock that the 2018 Warrants Holders are deemed to own) on the Record Date, as a holder of record. A total of 61,551 Rights will be issued to the 2018 Warrants Holders. The 2018 Warrants Holders also have contractual rights to an increase in the number of shares of common stock issuable upon exercise of the outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering pursuant to the anti-dilution protection provisions contained within the 2018 Warrants. See "Description of 2018 Warrants—Adjustment and Reset."

Basic Subscription Privilege

Each Right will entitle its holder to subscribe for one share of common stock for every 8.2 shares of our common stock that the holder owned or is deemed to have owned on the Record Date at the Subscription Price. At the end of the subscription period, unexercised Rights will expire and have no value.

Over-Subscription Privilege

If, and only if, you fully exercise your Basic Subscription Privilege, you will also have an Over-Subscription Privilege, which allows you to subscribe for additional shares that were not exercised by other holders of Rights. You must state your intention to exercise your Over-Subscription Privilege at the time that you exercise your Rights. The additional shares will be sold at the same Subscription Price per share as the shares to be sold pursuant to the Basic Subscription Privilege and are subject to proration. For more information, see "Questions and Answers Relating to the Rights Offering" below.

Proration

The Over-Subscription Privilege will be subject to proration to ensure that the aggregate gross proceeds raised in the Rights Offering do not exceed the Maximum Offering Amount. If any proration is necessary, subscriptions for shares subscribed for pursuant to the Over-Subscription Privilege will be prorated. For more information regarding proration, including the precise formula for how your Rights will be prorated, see "Questions and Answers Relating to the Rights Offering—What is proration?" below.

Record Date	May 24, 2019.
Commencement Date	The subscription period for the Rights Offering begins on May 31, 2019.
Expiration Date

5:00 p.m., Eastern Time, June 20, 2019. The Expiration Date is subject to extension of up to thirty (30) days at our sole discretion. If we elect to extend the Expiration Date to a date following June 20, 2019, we will issue a press release announcing such extension no later than 5:00 p.m., Eastern Time, on the next business day after the most recently announced expiration date.

Subscription Period

The Rights Offering will take place beginning on the Commencement Date and will end on June 20, 2019 (subject to the payment for guarantees for delivery due by June 24, 2019, as applicable), unless extended. Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

Subscription Procedure

If you are a record holder of our common stock or holder of our 2018 Warrants and you elect to participate in the Rights Offering, you must deliver a properly completed Rights Certificate (sent to you with this prospectus supplement) to the Subscription Agent together with payment in cleared or good funds to be received before June 20, 2019 (unless extended). You may deliver the documents and payments by first class mail or overnight courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee and you elect to participate in the Rights Offering, you should instruct your broker, dealer, custodian bank or other nominee to exercise your Rights on your behalf pursuant to a notice of guaranteed delivery to be provided to the Subscription Agent, by such broker, dealer, custodian bank or other nominee. Please follow the instructions of your broker, dealer, custodian bank or other nominee, who may require that you meet a deadline earlier than the Expiration Date.

Delivery of Shares

As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of common stock purchased pursuant to the Rights Offering. If you are a holder of record of shares and/or 2018 Warrants, all shares of common stock that are purchased by you in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration ("DRS") account statement from our transfer agent reflecting ownership of these securities. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, The Depository Trust Company ("DTC") will credit your account with your nominee with the securities you purchased in the Rights Offering.

Non-Transferability of Rights	The Rights may not be sold, transferred or assigned and will not be listed for trading on Nasdaq or any other stock exchange or market.
No Recommendation

Neither the board of directors of our Company nor the Information Agent is making a recommendation regarding your exercise of the Rights. You are urged to make your decision to invest based on your own assessment of our business and the terms of the Rights Offering. Please see "Risk Factors" for a discussion of some of the risks involved in investing in our securities.

No Revocation

All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. However, if we make a material change to the terms of the Rights Offering set forth in this prospectus supplement, for example, extending the Rights Offering beyond the Expiration Date as permitted in this prospectus supplement or materially increasing or decreasing the Subscription Price (a "Material Change"), you may cancel your subscription and receive a refund of any money you have advanced.

No Minimum Requirements	There is no minimum subscription requirement for closing this Rights Offering, and no minimum subscription requirement for any holder of Rights.

Other Subscription Limitations

In the event that the exercise by a holder of Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses ("NOLs"), tax credits and other tax attributes (the "Tax Attributes") under the Internal Revenue Code of 1986, as amended (the "Code"), and rules promulgated by the Internal Revenue Service (the "IRS"), we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such holder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Use of Proceeds

We ultimately intend to use the $8.8 million of estimated net proceeds of this Rights Offering, in combination with $3.2 million of the $5.3 million of estimated total net proceeds of the Registered Direct Offering, to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility (as defined herein) as of March 31, 2019. Prior to such repayment, we intend to use the $8.8 million of estimated net proceeds of this Rights Offering, in combination with the $5.3 million of estimated total net proceeds of the Registered Direct Offering, to repay $14.2 million of the $23.6 million of borrowings outstanding under our revolving credit facility (the "Revolving Credit Facility") as of March 31, 2019 (the "Revolving Credit Facility Repayment"). Subsequent to the Revolving Credit Facility Repayment, and upon receipt of consent from the Lenders (as defined herein) of the Term Loan B Facility, we intend to re-borrow the $14.2 million that we expect to use for the Revolving Credit Facility Repayment under the Revolving Credit Facility to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 and the remainder, if any, for general corporate purposes.

However, given that the Maximum Offering Amount for this Rights Offering is $9.1 million, the estimated net proceeds of this Rights Offering of $8.8 million will be insufficient to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 (the ultimate intended use of proceeds of this Rights Offering and the Registered Direct Offering), and we will need to raise additional net proceeds of at least $3.2 million from the Registered Direct Offering in order to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, as described in "Use of Proceeds." We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold or that we will be able to apply the estimated net proceeds of this Rights Offering and the Registered Direct Offering in the amounts set forth in "Use of Proceeds." See "Use of Proceeds."

Subscription Agent	Computershare Trust Company, N.A.
Information Agent	Georgeson LLC.
U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of the Rights. You are urged, however, to consult your tax advisor as to your particular tax consequences resulting from the receipt and exercise of the Rights. See "Material U.S. Federal Income Tax Consequences."

Risk Factors

Your investment in our common stock involves substantial risks. You should consider the risk factors included and incorporated by reference in this prospectus supplement and the accompanying prospectus under the heading "Risk Factors", including the risk factors incorporated by reference from our filings with the SEC. See also "Cautionary Note Regarding Forward-Looking Statements."

Nasdaq Ticker Symbol

Our common stock is listed on The Nasdaq Global Market under the symbol "SMTX." The Rights may not be sold, transferred or assigned and will not be listed for trading on Nasdaq or any other stock exchange or market.

Fees and Expenses

We will pay all fees and expenses charged by the Subscription Agent and the Information Agent in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses that may be incurred in connection with the exercise of the Rights.

Questions

If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus supplement and the accompanying prospectus or other documents, please contact the Information Agent, Georgeson LLC, at (866) 413-5901.

Concurrent Registered Direct Offering

Concurrently with this Rights Offering, we are conducting the Registered Direct Offering, pursuant to which we expect to issue and sell approximately $5.4 million of our common stock directly to certain investors. The Registered Direct Offering Shares will be issued and sold at the Subscription Price, which is the offering price per share for the Registered Direct Offering. We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold. We are offering the Registered Direct Offering Shares pursuant to a separate prospectus supplement.

This prospectus supplement is not an offer to sell or the solicitation of an offer to buy the Registered Direct Offering Shares. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. We cannot assure you that either or both of the offerings will be completed on terms favorable to us, or at all.

        Unless we indicate otherwise or the context otherwise requires, all information in this prospectus supplement is as of March 31, 2019 and excludes as of such date:

  •
  1,719,824 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $1.55 per share; and

  •
  193,200 shares of common stock issuable upon the vesting of restricted stock units ("RSUs") outstanding as of March 31, 2019;

  •
  504,735 shares of common stock issuable upon the exercise of outstanding 2018 Warrants as of March 31, 2019, at an exercise price of $0.01 per share; and

  •
  1,292,858 shares of common stock reserved for future issuance as new awards under our 2010 Incentive Plan, as amended (the "2010 Plan"), as of March 31, 2019, which was replaced by our 2019 Incentive Plan (the "2019 Plan") on May 9, 2019.

        Unless we indicate otherwise or the context otherwise requires, all information in this prospectus supplement does not give effect to (i) the Registered Direct Offering or the application of the net proceeds, if any, therefrom or (ii) the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering pursuant to the anti-dilution protection provisions contained within the 2018 Warrants.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about the Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering and our business. We urge you to read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision.

Why are we conducting the Rights Offering?

        We are conducting the Rights Offering to raise additional capital to ultimately repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, and for other general corporate purposes. However, given that the Maximum Offering Amount for this Rights Offering is $9.1 million, the estimated net proceeds of this Rights Offering of $8.8 million will be insufficient to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 (the ultimate intended use of proceeds of this Rights Offering and the Registered Direct Offering), and we will need to raise additional net proceeds of at least $3.2 million from the Registered Direct Offering in order to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, as described in "Use of Proceeds." We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold or that we will be able to apply the estimated net proceeds of this Rights Offering and the Registered Direct Offering in the amounts set forth in "Use of Proceeds." See "Use of Proceeds."

        In addition to seeking financing from new investors in the Registered Direct Offering, our board of directors has chosen to give you the opportunity to purchase additional shares to provide us with additional capital at the Subscription Price. We cannot assure you that we will not need to seek additional financing in the future.

What is the Rights Offering?

        We are distributing to the holders of our common stock and to the 2018 Warrants Holders, at no charge, non-transferrable subscription rights to purchase our common stock. Each holder of our common stock and/or 2018 Warrants as of the close of business on May 24, 2019 will receive one (1) Right to purchase one (1) share of our common stock for each 8.2 shares of common stock owned or deemed to be owned by such holder on the Record Date (based on the number of shares of common stock owned or deemed to be owned by such holder, rounded down to the nearest multiple of 8.2); no fractional Rights will be granted). Each Right will be exercisable at a price per share equal to $3.14. Pursuant to the terms of this Rights Offering, the Rights, in the aggregate, may be exercised for a Maximum Offering Amount of $9.1 million. The Rights will be evidenced by a Rights Certificate that has been sent to you along with this prospectus supplement. Each Right will entitle the holder to a Basic Subscription Privilege and an Over-Subscription Privilege. The Over-Subscription Privilege will include Basic Subscription Privileges that remain unsubscribed at the Expiration Date. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Privilege. The Over-Subscription Privilege will be subject to proration to ensure that the aggregate gross proceeds raised in the Rights Offering do not exceed the Maximum Offering Amount. If any proration is necessary, subscriptions for shares subscribed for pursuant to the Over-Subscription Privilege will be prorated. For more information regarding proration, including the precise formula for how your Rights will be prorated, see "—What is proration?" below.

If I want to subscribe for the shares, how do I get started?

        To subscribe for the common stock, you must follow the process described in the Rights Certificate sent to you. The Rights Certificate is also available from the Information Agent. For assistance or copies of the documents you may contact the Information Agent, Georgeson LLC, at (866) 413-5901.

Where can I find the number of Rights I hold?

        The number of Rights you hold will be shown on the Rights Certificate. The number shown is the total number of your Rights. You may exercise any or all of them for shares of common stock, but for purposes of the Basic Subscription Privilege, the number you exercise cannot exceed the number shown. With that said, if you elect to exercise your Basic Subscription Privilege in full, you may also elect to exercise your Over-Subscription Privilege.

What if I believe that the number of Rights indicated on my Rights Certificate is not correct?

        Each 8.2 shares of common stock that you own or are deemed to own on the Record Date will entitle you to one Right. Depending on how you hold your shares and/or 2018 Warrants (in certificated or book-entry form as a holder of record or through one or more brokerage accounts in "street name"), you may receive one or more Rights Certificates. If, after a review of all of your Rights Certificates, you do not believe that the number of Rights included on your Rights Certificate(s) is correct, please contact the Information Agent, Georgeson LLC, at (866) 413-5901.

What is the Basic Subscription Privilege?

        The Basic Subscription Privilege of each Right gives our stockholders of record and 2018 Warrants Holders of record as of the close of business on May 24, 2019 the opportunity to purchase one share of common stock at the Subscription Price. We have granted to you, as a holder of record of shares and/or 2018 Warrants as of the close of business on the Record Date, one Right for every 8.2 shares of our common stock you owned or are deemed to own at that time (based on the number of shares of common stock owned or deemed to be owned by you, rounded down to the nearest multiple of 8.2; no fractional Rights will be granted). For example, if you owned or are deemed to own 8,200 shares of our common stock as of the close of business on the Record Date, you would receive 1,000 Rights and would have the right to purchase up to 1,000 additional shares of common stock at the Subscription Price with your Basic Subscription Privilege. If you fully exercise your Basic Subscription Privilege, you would also be entitled to an Over-Subscription Privilege, subject, in the case of the Over-Subscription Privilege, to proration, as described herein. You may exercise the Basic Subscription Privilege of any number of your Rights, or you may choose not to exercise any Rights. If you exercise your Basic Subscription Privilege, you may elect to purchase shares of common stock up to the number of Rights you hold.

        There is no minimum number of shares of common stock that you must purchase, but you may not purchase fractional shares. You may exercise all or a portion of your Basic Subscription Privilege, or you may choose not to exercise any Rights at all. However, if you exercise less than your full Basic Subscription Privilege, you will not be entitled to purchase shares under your Over-Subscription Privilege. See "—Am I required to exercise any or all of the Rights I receive in the Rights Offering?"

What is the Over-Subscription Privilege?

        The Over-Subscription Privilege provides stockholders and 2018 Warrants Holders that exercise all of their Basic Subscription Privileges the opportunity to purchase the shares of common stock that are not purchased by other stockholders or 2018 Warrants Holders in this Rights Offering (the "Remaining New Stock") up to the Maximum Offering Amount. If you fully exercise your Basic Subscription Privilege, the Over-Subscription Privilege entitles you to subscribe for additional shares unclaimed by other holders of Rights in this Rights Offering at the same Subscription Price per share as the shares to be sold pursuant to the Basic Subscription Privilege, subject to proration. If an insufficient number of shares is available to fully satisfy all Over-Subscription Privilege requests, we will allocate the available shares pro-rata among those holders exercising their Over-Subscription Privilege based on the number of available shares such that each subscriber would receive calculated as the number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of Remaining New Stock by a fraction of which the numerator is the number of shares subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate number of shares of Remaining New Stock subscribed for by all participants under the Over-Subscription Privilege. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

        To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege prior to the expiration of the Rights Offering or such earlier date as may be specified in the Rights Certificate you receive from the Subscription Agent. Because we will not know the total number of unsubscribed shares prior to the Expiration Date, you will need to deliver payment in an amount equal to the aggregate purchase price for the maximum number of shares that you desire to purchase.

        Any excess subscription payments received by the Subscription Agent, caused by proration or otherwise, will be promptly returned to the subscriber, without interest.

How was the discount to market price determined by the Board for purposes of establishing the Subscription Price?

        Our board of directors considered, among other things, the following factors in determining the discount to market price for purposes of establishing the Subscription Price, which is a 15% discount to the 10-day volume-weighted average price of our common stock on Nasdaq as of May 14, 2019:

  •
  the current and historical trading prices of our common stock;

  •
  the price at which stockholders and 2018 Warrants Holders might be willing to participate in the Rights Offering;

  •
  our need for additional capital and liquidity;

  •
  the cost of capital from other sources; and

  •
  comparable precedent transactions, including the percentage of shares offered, the terms of the Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

        In conjunction with the review of these factors, our board of directors also reviewed our history and prospects, including our past and present burn rate and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the discount to market price should be designed to provide an incentive to our current stockholders and 2018 Warrants Holders to participate in the Rights Offering and exercise their Rights.

        The Subscription Price does not necessarily bear any relationship to any established criteria for value, other than the current market price of our common stock on certain dates. You should not consider the Subscription Price as an indication of actual value of our Company. We cannot assure you that the market price of our common stock will not decline during or after the Rights Offering. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable.

        After the date of this prospectus supplement, our common stock may trade at a price below the Subscription Price. In that event, the board of directors, in its sole discretion, may determine to cancel or otherwise alter the terms of the Rights Offering. Similarly, upon completion of the Rights Offering, our common stock may trade at a price below the Subscription Price. In that event, you may lose some or all of your investment in our common stock.

What is proration?

        All subscriptions pursuant to the Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount. In the event that the number of subscriptions pursuant to the Over-Subscription Privilege exceeds the Maximum Offering Amount, each such subscriber will receive a pro rata portion of the shares issued pursuant to the Over-Subscription Privilege. Each such subscriber will receive a number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of Remaining New Stock by a fraction of which the numerator is the number of shares subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate number of shares of Remaining New Stock subscribed for by all participants under the Over-Subscription Privilege. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

        For example, assume that 1,000,000 shares are available under the Over-Subscription Privilege. If you subscribed for 100,000 shares pursuant to your Over-Subscription Privilege, and a total of 2,000,000 shares were subscribed for pursuant to all Over-Subscription Privileges, the amount of shares issued to you pursuant to your Over-Subscription Privilege would be prorated and you would receive only 50,000 shares of common stock (1,000,000 shares multiplied by the quotient of 100,000, divided by 2,000,000) and subscription payments you provide to the Subscription Agent in excess of the amount necessary to purchase the shares allocated to you pursuant to your Over-Subscription Privilege would be refunded to you, without interest.

        The Subscription Agent will notify holders of Rights of the number of shares allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.

Will fractional shares of common stock be issued upon exercise of the Rights?

        No. We will not issue fractional shares of common stock. If the number of Rights you exercise would otherwise permit you to purchase a fractional share of common stock, the number of shares of common stock that you may purchase will be rounded down to the nearest whole share of common stock.

Am I required to exercise any or all of the Rights I receive in the Rights Offering?

        No. You may exercise any number of your Rights, or you may choose not to exercise any Rights at all. Exercising or not exercising your Rights will not reduce the number of shares of our common stock you own or are deemed to own (or have the right to own upon exercise of other securities). However, if you choose not to exercise your Rights, your percentage ownership interest in the Company and your voting and other rights may be diluted by purchases by other holders of Rights (to the extent we receive any subscriptions in this Rights Offering or sell the Registered Direct Offering Shares). In addition, if you do not exercise your Basic Subscription Privilege in full, you will not be entitled to participate in the Over-Subscription Privilege.

How soon must I act to exercise my Rights?

        The Rights may be exercised at any time beginning on the Commencement Date, which is May 31, 2019, and prior to the Expiration Date, which is June 20, 2019, at 5:00 p.m., Eastern Time, unless the subscription period is extended. If you elect to exercise any Rights, the Subscription Agent must actually receive all required documents and payments from you prior to June 20, 2019, at 5:00 p.m., Eastern Time. Although we have the option of extending the subscription period for a period not to exceed 30 days, we do not currently intend to do so.

How do I exercise my Rights?

        If you are a holder of record of shares and/or 2018 Warrants (meaning you hold your shares of our common stock and/or 2018 Warrants, as applicable, in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly-completed and signed Rights Certificate, together with payment of the Subscription Price for the Rights you elect to exercise (including any Over-Subscription Privilege that you would like to exercise, if available), to the Subscription Agent before June 20, 2019, at 5:00 p.m., Eastern Time (unless extended).

        If you are exercising your Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the shares subscribed for in accordance with the instructions and within the time-period provided by your broker, dealer, bank or other nominee. For assistance you may contact the Information Agent, Georgeson LLC, at (866) 413-5901. See "—What if my shares are held in "street name"?"

What if my shares are held in "street name"?

        If you hold your shares of our common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you own. The record holder must exercise the Rights on your behalf. Therefore, you will need to have your record holder act for you.

        If you wish to participate in this Rights Offering and purchase shares, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering and to send you all of the information and documentation necessary for you to participate in the Rights Offering.

        If your shares are held in the name of a broker, dealer, bank or other nominee, your subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., Eastern Time, on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery from such broker, dealer, bank or other nominee, guaranteeing delivery of: (i) payment for the shares being subscribed for, and (ii) a properly-completed and executed Rights Certificate. The Subscription Agent will not honor a notice of guaranteed delivery, and therefore any shares you subscribe for will not be effective, if a properly-completed and executed Rights Certificate and full payment is not received by the Subscription Agent by the close of business on the second Business Day after the Expiration Date. The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth below, or via email to canoticeofguarantee@computershare.com. This email address can only be used for delivery of the notice of guarantee and any other inquires, Rights Offering submissions outside of the notice of guarantee or emails sent to this mailbox will not be accepted or included in the Rights Offering.

        For assistance you may contact the Information Agent, Georgeson LLC, at (866) 413-5901.

How much money should I send to the Subscription Agent if I want to exercise my Rights?

        For purposes of exercising your Rights, the Subscription Price will equal $3.14 per share. Accordingly, for each Right that you would like to exercise, including any Rights that you would like the opportunity to exercise pursuant to the Over-Subscription Privilege, you should send $3.14 per share. For assistance you may contact the Information Agent, Georgeson LLC, at (866) 413-5901.

How do I exercise my Rights?

        If you wish to participate in the Rights Offering, you must take the following steps:

  •
  deliver payment to the Subscription Agent (or to your broker, dealer, bank or other nominee, if applicable) using the methods outlined in this prospectus supplement before 5:00 p.m., Eastern Time, on June 20, 2019; and

  •
  deliver a properly completed Rights Certificate to the Subscription Agent (or to your broker, dealer, bank or other nominee, if applicable) using the methods outlined in this prospectus supplement before 5:00 p.m., Eastern Time, on June 20, 2019.

What form of payment is required?

        You must timely pay the full Subscription Price for the full number of shares you wish to acquire pursuant to the exercise of Rights. If you are the record holder, you must deliver payment to the Subscription Agent via personal check, drawn upon a U.S. bank; please reference your rights card control number on your check. If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance instructions provided therefrom. If your shares are held in the name of a broker, dealer, bank or other nominee, your subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., Eastern Time, on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery from such broker, dealer, bank or other nominee, guaranteeing delivery of: (i) payment for the shares being subscribed for, and (ii) a properly-completed and executed Rights Certificate. The Subscription Agent will not honor a notice of guaranteed delivery, and therefore any shares you subscribe for will not be effective, if a properly-completed and executed Rights Certificate and full payment is not received by the Subscription Agent by the close of business on the second Business Day after the Expiration Date.

        If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be returned back to you along with a letter indicating what further action you need to take to correct the defective subscription received by the Agent. All attempts to cure your defective presentation must be received no later than 5:00 p.m., Eastern Time, on the Expiration Date.

        Personal checks payable to "Computershare Trust Company, N.A." should be sent to Computershare c/o Corporate Actions Voluntary Offer; COY: SMTX P.O. Box 43011 Providence, RI 02940-3011 or by Overnight Courier to Computershare c/o Corporate Actions Voluntary Offer; COY: SMTX 150 Royall Street, Suite V, Canton, MA 02021. Please be sure your payment is scheduled for delivery on or prior to 5:00 p.m., Eastern Time, on June 20, 2019, to ensure that your payment is processed prior to the Expiration Date.

To whom should I send my forms and payment?

        If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your Rights Certificate and payment of your Subscription Price to the Subscription Agent first class mail or overnight courier service to:

By first class mail:	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer; COY: SMTX P.O. Box 43011 Providence, RI 02940-3011
By overnight courier service:	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer: COY: SMTX 150 Royall Street Suite V Canton, MA 02021

        You or your nominee, as applicable, are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment, including any notice of guaranteed delivery. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering.

Can I make payment of the Subscription Price by uncertified check?

        Any uncertified check used to pay for shares of common stock to be issued in this Rights Offering must clear prior to 5:00 p.m., Eastern Time, on the Expiration Date, and the clearing process may require seven or more business days. If you choose to exercise your Right, in whole or in part, and to pay for shares of common stock by uncertified check and your check has not cleared prior to 5:00 p.m., Eastern Time, on the Expiration Date, you will not have satisfied the conditions to exercise your Right and will not receive the shares of common stock you wish to purchase.

When will I receive my new shares of common stock?

        The Subscription Agent will arrange for the issuance of the common stock promptly after the expiration of the Rights Offering and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. If you are a holder of record of shares and/or 2018 Warrants and you elect to participate in the Rights Offering, all shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of the common stock.

If I exercise some or all of my Rights, may I cancel my exercise before the Rights Offering closes?

        No. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if our board of directors extends the Rights Offering for a period of up to 30 days. However, if we amend the Rights Offering to allow for an extension of the subscription period of more than 30 days or make a Material Change to the terms of the Rights Offering set forth in this prospectus supplement, you may cancel your purchase and receive a refund of any money you have advanced. You should not exercise your Rights unless you are certain that you wish to purchase shares at the Subscription Price.

If I exercise some or all of my Rights and I determine that I would like to exercise more of my Rights or I would like to exercise or increase my Over-Subscription Privilege, may I do so and, if so, what steps do I need to take?

        Yes. While you may not revoke any exercise of your Rights, if you desire to increase your subscription you may do so. Please contact the Information Agent, Georgeson LLC, at (866) 413-5901 to increase your subscription.

May I transfer my Rights?

        No. You may not sell or transfer your Rights to anyone.

Are we requiring a minimum subscription to complete the Rights Offering?

        No. We may complete the Rights Offering regardless of the number of Rights that may be exercised.

Are there any conditions to completing the Rights Offering?

        No, but we have the right to cancel or modify the terms of the Rights Offering in our sole discretion, including extending the Rights Offering for a period of up to 30 days.

Are there any other limitations on the exercise of the Rights aside from potential proration pursuant to the Over-Subscription Privilege?

        Yes. In the event that the exercise by a holder of Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use the Tax Attributes under the Code and rules promulgated by the IRS, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such holder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Can our board of directors extend, cancel or amend the Rights Offering?

        Yes. We have the option to extend the Rights Offering and the period for exercising your Rights for a period not to exceed 30 days, at our sole discretion. We do not presently intend to extend the Rights Offering. If we elect to extend the Expiration Date to a date following June 20, 2019, we will issue a press release announcing such extension no later than 5:00 p.m., Eastern Time, on the next business day after the most recently announced expiration date. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give holders of Rights more time to exercise their Rights in the Rights Offering.

        Our board of directors may cancel the Rights Offering at any time in its sole discretion. If the Rights Offering is cancelled, we will issue a press release notifying holders of Rights of the cancellation and all subscription payments received by the Subscription Agent will be promptly returned, without interest or penalty.

        Our board of directors also has the right to amend or modify the terms of the Rights Offering in its sole discretion. If we make any Material Change to the terms of the Rights Offering set forth in this prospectus supplement, we will offer persons who have exercised their Rights the opportunity to cancel their purchases and the Subscription Agent will refund the funds advanced by each such person and recirculate an updated prospectus supplement. In addition, upon such event, we may extend the Expiration Date to allow holders of Rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the Expiration Date. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the Subscription Price, although we do not currently anticipate any such change.

Has our board of directors made any recommendation to our holders of Rights regarding the Rights Offering?

        No. Our board of directors is not making any recommendation to holders regarding the exercise of Rights in the Rights Offering. You should make an independent investment decision about whether or not to exercise your Rights. Holders who exercise Rights risk the loss of the amount invested. Please see "Risk Factors" for a discussion of material risks involved in investing in our securities.

Will our directors and executive officers participate in the Rights Offering?

        To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other holders of Rights.

Will holders of our equity awards to employees, officers and directors receive rights in the Rights Offering?

        Holders of our equity awards to employees, officers and directors, including outstanding stock options and RSUs, will not receive rights in the Rights Offering in connection with such equity awards, but will receive Rights in connection with any shares of our common stock held by them as of the Record Date.

Will the 2018 Warrants Holders be permitted to participate in the Rights Offering?

        The 2018 Warrants Holders have the contractual right to participate in the Rights Offering. As of March 31, 2019, the 2018 Warrants Holders held 2018 Warrants to purchase an aggregate of 504,735 shares of our common stock.

How many shares of the Company's common stock will be outstanding after the rights offering? How will the Rights Offering affect the Company's outstanding common stock and 2018 Warrants?

        On the Record Date, 23,353,558 shares of our common stock were issued and outstanding, excluding the 504,735 shares of our common stock issuable upon exercise of the 2018 Warrants as of the Record Date. We are offering up to 2,909,547 shares of our common stock in this Rights Offering. We expect to issue all of the shares of common stock in this Rights Offering. In addition, concurrently with this Rights Offering, we are conducting the Registered Direct Offering, pursuant to which we expect to raise gross proceeds of approximately $5.4 million. The Registered Direct Offering Shares will be issued and sold at the Subscription Price, which is the offering price per share for the Registered Direct Offering. Accordingly, assuming we issue and sell all of the Registered Direct Offering Shares at the Subscription Price, which is the offering price per share for the Registered Direct Offering, we will issue and sell 1,732,483 shares in the Registered Direct Offering (calculated as the $5.4 million Registered Direct Offering amount divided by the Subscription Price of $3.14 per share, the offering price per share for the Registered Direct Offering). We therefore anticipate up to 27,995,588 shares of common stock issued and outstanding following completion of the Rights Offering, excluding (i) the 504,735 shares of our common stock issuable upon exercise of the 2018 Warrants as of the Record Date and (ii) the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering pursuant to the anti-dilution protection provisions contained within the 2018 Warrants. We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold.

This prospectus supplement is not an offer to sell or the solicitation of an offer to buy the Registered Direct Offering Shares. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. For more information, please see "Prospectus Supplement Summary—Recent Developments—Concurrent Registered Direct Offering."

        The issuance of shares of our common stock in the Rights Offering and the Registered Direct Offering may dilute, and thereby reduce, your proportionate ownership in our shares of common stock. In addition, as a result of the expected issuance and sale of the shares of common stock in the Rights Offering and the Registered Direct Offering, each at the Subscription Price, which is also the offering price per share for the Registered Direct Offering, which is expected to be less than market price per share of our common stock immediately prior to such issuances and sales, the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering will be increased pursuant to the anti-dilution protection provisions contained within such 2018 Warrants. The number of shares of common stock issuable upon exercise of these 2018 Warrants may be further increased if the Subscription Price is ultimately decreased in connection with either offering. Any future issuance of common stock at a discount to the then-current market price could cause a further increase in the number of shares of common stock issuable upon exercise of these 2018 Warrants, which could result in substantial dilution to our existing stockholders and could cause the price of our common stock to decline. See "Risk Factors—Risks Related to This Offering—The concurrent Registered Direct Offering and other sales of a significant number of shares of our common stock in the public markets, including sales by our directors and/or executive officers, or the perception that such sales could occur, could depress the market price of our common stock" and "Description of 2018 Warrants—Adjustment and Reset."

How much proceeds will we receive from the Rights Offering?

        Assuming the Rights Offering is subscribed in full, we will receive proceeds of $8.8 million, net of expenses and fees incident to this Rights Offering estimated at approximately $0.3 million. However, until the subscription period ends, we will not know the total proceeds that we have received in the Rights Offering. For a description on how we plan to use the net proceeds of the Rights Offering, please see "Use of Proceeds."

Are there material risks in exercising my Rights?

        Yes. The exercise of your Rights involves material risks. Among other things, you should carefully consider each of the risks described under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

        Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be promptly returned, without interest. If you own your common stock in a brokerage account, it may take longer for you to receive the return of your payment because the Subscription Agent will return your payment through the broker, dealer, bank or other nominee that is the record holder of your shares of common stock.

Will the Rights be listed on a stock exchange or national market?

        No. The Rights may not be sold, transferred or assigned and will not be listed for trading on Nasdaq or any other stock exchange or market.

Will the shares of common stock that I receive upon exercise of my Rights be freely tradable?

        Yes. The Rights Offering is being conducted pursuant to an effective registration statement. Accordingly, all shares issued upon exercise of the Rights will be free of any restrictive legend and will be freely tradable on Nasdaq.

How do I exercise my Rights if I live outside the United States?

        To exercise your Rights, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance you may contact the Information Agent, Georgeson LLC, at (866) 413-5901.

What fees or charges apply if I exercise my Rights?

        We are not charging any fee or sales commission to issue Rights to you or to issue the shares to you if you exercise your Rights. If you hold your shares in "street name" and exercise your Rights through a broker, dealer, bank or other nominee that is the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

Will I receive interest on any funds I deposit with the Subscription Agent?

        No. You will not be entitled to any interest on any funds that are deposited with the Subscription Agent pending completion or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the Subscription Agent will return your funds to you, without interest.

What are the U.S. federal income tax consequences of exercising Rights?

        For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of Rights unless the Rights Offering is treated as a distribution described in either Section 305(b) or 305(c) of the Code. We believe that the Rights Offering should not be treated as either such distribution, but certain aspects of that determination are unclear. Our position is not binding on the IRS or the courts, however. You are urged to consult your tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our shares. For further information, please see "Material U.S. Federal Income Tax Consequences."

Who should I contact if I have other questions?

        If you have other questions or need assistance, please contact the Information Agent, Georgeson LLC, at (866) 413-5901.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risk factors we describe in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any of the documents incorporated by reference herein or therein, including our 2018 10-K, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

The concurrent Registered Direct Offering and other sales of a significant number of shares of our common stock in the public markets, including sales by our directors and/or executive officers and/or the 2018 Warrants Holders upon the exercise of the 2018 Warrants, or the perception that such sales could occur, could depress the market price of our common stock.

        Concurrently with this Rights Offering, we are conducting the Registered Direct Offering, pursuant to which we expect to issue and sell approximately $5.4 million of our common stock directly to certain investors. The Registered Direct Offering Shares will be issued and sold at the Subscription Price, which is the offering price per share for the Registered Direct Offering. We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold. We are offering the Registered Direct Offering Shares pursuant to a separate prospectus supplement. This prospectus supplement is not an offer to sell or the solicitation of an offer to buy the Registered Direct Offering Shares. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. We cannot assure you that either or both of the offerings will be completed on terms favorable to us, or at all. The sale of our common stock in the concurrent Registered Direct Offering could lower the market price for our common stock and adversely impact the trading price of the shares of common stock that you subscribe for in this Rights Offering.

        Furthermore, as a result of the expected issuance and sale of the shares of common stock in the Rights Offering and the Registered Direct Offering, each at the Subscription Price, which is also the offering price per share for the Registered Direct Offering, which is expected to be less than market price per share of our common stock immediately prior to such issuances and sales, the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering will be increased pursuant to the anti-dilution protection provisions contained within such 2018 Warrants. The number of shares of common stock issuable upon exercise of these 2018 Warrants may be further increased if the Subscription Price is ultimately decreased in connection with either offering.

        In addition, sales of a significant number of shares of our common stock in the public market, including sales by our directors and/or executive officers and/or the 2018 Warrants Holders upon the exercise of the 2018 Warrants, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

        Finally, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our then-existing stockholders and could cause the price of our common stock to decline.

Management will have broad discretion with respect to the use of the net proceeds from this Rights Offering and the net proceeds from the Rights Offering may be insufficient to meet our ongoing capital needs.

        Although we have highlighted the intended use of proceeds for this Rights Offering, our management will have broad discretion as to the application of the net proceeds from this Rights Offering and could use them for purposes other than those contemplated at the time of this Rights Offering. Additionally, regardless of the amount of proceeds generated from the Rights Offering, given that the Maximum Offering Amount for this Rights Offering is $9.1 million, the estimated net proceeds of this Rights Offering of $8.8 million will be insufficient to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 (the ultimate intended use of proceeds of this Rights Offering and the Registered Direct Offering), and we will need to raise additional net proceeds of at least $3.2 million from the Registered Direct Offering in order to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, as described in "Use of Proceeds." We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold or that we will be able to apply the estimated net proceeds of this Rights Offering and the Registered Direct Offering in the amounts set forth in "Use of Proceeds." See "Use of Proceeds." You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that the application of such proceeds in such manner may not improve our financial condition or market value.

If you do not participate in the Rights Offering, your interest in the Company will likely be diluted.

        If you do not fully exercise your Rights you should expect that you will, at the completion of the Rights Offering and the Registered Direct Offering, own a smaller proportional interest in the Company than would otherwise be the case had you fully exercised your Rights, especially given the concurrent Registered Direct Offering and the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering pursuant to the anti-dilution protection provisions contained within the 2018 Warrants.

Our common stock price may be volatile as a result of the Rights Offering and/or the Registered Direct Offering.

        The trading price of our common stock may fluctuate substantially as a result of the Rights Offering and/or the Registered Direct Offering. The price of the common stock that will prevail in the market following the Rights Offering may be higher or lower than the Subscription Price depending on many factors, including the factors listed in the "Risk Factors" section in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein and therein, some of which are beyond our control and may not be directly related to our operating performance.

        Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations may be unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business. If the market price of shares of our common stock after this Rights Offering does not exceed the

Subscription Price, you may not realize any return on your investment in us and may lose some or all of your investment.

The Rights Offering and/or the Registered Direct Offering may cause the price of our common stock to decline.

        The Rights Offering and/or the Registered Direct Offering may result in an immediate decline in the market value of our common stock. This decline may continue after the completion of the Rights Offering and the Registered Direct Offering. Further, if a substantial number of Rights are exercised and the holders of the shares received upon exercise of those Rights choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock. In addition, in connection with the Registered Direct Offering, the prospective investors in the Registered Direct Offering have entered into lock-up agreements for the period ending 90 days after the closing date of the Registered Direct Offering. If, after the end of such lock-up agreements, such purchasers sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected. Furthermore, there is no assurance that, following the Expiration Date, you will be able to sell the common stock you receive from the exercise of your Rights at a price equal to or greater than the Subscription Price.

Although the pricing mechanism determined by our board of directors in the Rights Offering is intended to provide holders of Rights that exercise their Rights with shares at a discount to the market price of our common stock, there is no guarantee that by the time the shares are delivered to you, the market price of our common stock will be above the discounted price. Further, because the exercise of your Rights is not revocable and because the Rights are not transferrable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.

        Our board of directors has approved a pricing mechanism intended to provide holders of Rights with an opportunity to exercise their Rights at a discount to the market price of our common stock. However, there is no guarantee that the Subscription Price will be lower than the market price of our common stock at the time that the shares are purchased and delivered. Further, because the exercise of your Rights is not revocable (other than as a result of a Material Change) and because the Rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you. Accordingly, the Subscription Price at which you are purchasing shares of common stock may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.

Completion of the Rights Offering and the sale of the shares is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors.

        Completion of the Rights Offering is not subject to our raising a minimum offering amount. As such, proceeds from the Rights Offering and the sale of the shares may not be sufficient to meet the objectives we state in this prospectus supplement, or other corporate milestones that we may set. You should not rely on the success of the Rights Offering and the sale of the shares to entirely address our need to improve our capital structure. If we fail to complete the Rights Offering or raise capital from other sources, we would anticipate having to significantly scale back our growth plans and operating expenses, which will curtail the progress of our business.

The Rights are not transferable and there is no market for the Rights.

        You may not sell, transfer or assign your Rights. The Rights are only transferable by operation of law. Because the Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Rights.

The net proceeds we receive from the Rights Offering may be lower than we currently anticipate and may even be zero.

        We cannot assure you that any of our stockholders will exercise all or any part of their Rights. If holders of Rights subscribe for fewer shares of our common stock than we currently anticipate or if holders of Rights do not participate in the Rights Offering at all, the net proceeds we receive from the Rights Offering could be significantly lower than we currently expect and potentially zero.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in our sole discretion.

        The board of directors reserves the right to amend the terms of the Rights Offering in its sole discretion. We may choose to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Any such amendment that is not fundamental enough to rise to the level of a Material Change and require us to have to return your subscription payment may nonetheless affect your rights, including any anticipated return on your investment, adversely.

If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies promptly and without interest.

        We may decide, in our discretion and for any or no reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If the Rights Offering is terminated, we will have no obligation with respect to Rights that have been exercised except to promptly return, without interest or deduction, the subscription monies deposited with the Subscription Agent.

If you do not act on a timely basis and follow subscription instructions, your exercise of the Rights may be rejected.

        Holders of Rights who desire to purchase shares in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually-received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on June 20, 2019 (unless extended). In particular, if you are a beneficial owner of shares of common stock and you wish to exercise your Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually-received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver the forms and payments to the Subscription Agent prior to 5:00 p.m., Eastern Time, on June 20, 2019 (unless extended). We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that any and all notices of guaranteed delivery are actually-received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on June 20, 2019, and any and all required forms and payments are actually-received by the Subscription Agent by the close of business on the second business day after the Expiration Date.

        If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the Subscription Price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares of common stock in this Rights Offering.

        Any uncertified check used to pay for shares of common stock to be issued in this Rights Offering must clear prior to 5:00 p.m., Eastern Time, on the Expiration Date, and the clearing process may require seven or more business days. If you choose to exercise your Right, in whole or in part, and to pay for shares of common stock by uncertified check and your check has not cleared prior to 5:00 p.m., Eastern Time, on the Expiration Date, you will not have satisfied the conditions to exercise your Right and will not receive the shares of common stock you wish to purchase.

Exercising the Right limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

        By exercising the Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Rights did not contain these requirements.

You may not receive all of the shares of common stock for which you oversubscribe.

        The Over-Subscription Privilege provides holders of Rights that exercise all of their Basic Subscription Privileges the opportunity to purchase the Remaining New Stock up to the Maximum Offering Amount. If you fully exercise your Basic Subscription Privilege, the Over-Subscription Privilege entitles you to subscribe for additional shares unclaimed by other holders of Rights in this Rights Offering at the same Subscription Price per share as the shares to be sold pursuant to the Basic Subscription Privilege, subject to proration. If an insufficient number of shares is available to fully satisfy all Over-Subscription Privilege requests, we will allocate the available shares pro-rata among those holders of Rights exercising their Over-Subscription Privilege based on the number of available shares such that each subscriber would receive such number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of Remaining New Stock by a fraction of which the numerator is the number of shares subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate number of shares of Remaining New Stock subscribed for by all participants under the Over-Subscription Privilege. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

        In the event that the exercise by a holder of Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use the Tax Attributes under the Code and rules promulgated by the IRS, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such holder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

        We cannot guarantee that you will receive any or the entire number of shares for which you oversubscribed. If the prorated number of shares allocated to you in connection with your Over-Subscription Privilege is less than your request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligation to you.

The receipt of Rights may be treated as a taxable distribution to you.

        We believe the distribution of the Rights in the Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Code. Please see the discussion of "Material U.S. Federal Income Tax Consequences" below. This position is not binding on the IRS or the courts, however. If this Rights Offering is deemed to be part of a "disproportionate distribution" under Section 305 of the Code, your receipt of Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of Rights is urged to consult his, her or its tax advisor with respect to the particular tax consequences of this Rights Offering.

The Rights Offering could impair or limit our NOL carryforwards.

        As of December 30, 2018, we had NOLs of approximately $113.0 million for U.S. federal income tax purposes. Under the Code, an "ownership change" with respect to a corporation could limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all holders of Rights may exercise their Basic Subscription Right in full, the purchase of shares of common stock could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our common stock. In addition, the direct purchase of shares pursuant to the Registered Direct Offering would be taken into account in determining whether there would be an ownership change. Please read the section entitled "Material U.S. Federal Income Tax Consequences" for further information.

You may be required to allocate a portion of your tax basis in our common stock and/or 2018 Warrants, as applicable, to the Rights received in the Rights Offering.

        You will be required to allocate a portion of your tax basis in your common stock and/or 2018 Warrants, as applicable, to the Rights we distribute to you in the Rights Offering (which will carry over and become part of the tax basis in any of our common stock acquired upon exercise of the Rights) if you determine the value of the Rights equals or exceeds 15% of the fair market value of our common stock on the date we distribute the Rights to you, or if you so elect to allocate a portion of your tax basis to the Rights. We are not required to, nor do we intend to, provide you with an appraisal setting forth the estimated fair market value of the rights. Please read "Material U.S. Federal Income Tax Consequences" for further information on the treatment of the Rights Offering.

The Subscription Price determined for the Rights Offering is not an indication of the fair value of our common stock.

        In determining the method for computing the Subscription Price, our board of directors considered a number of factors, including, but not limited to, the price at which stockholders and 2018 Warrants Holders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock including volatility, the amount of proceeds desired, the potential need for liquidity and capital, potential market conditions and the desire to provide an opportunity to our stockholders and 2018 Warrants Holders to participate in the Rights Offering. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in rights offerings by other public companies. The Subscription Price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value, other than the current market price of our common stock on certain dates. You should not necessarily consider the Subscription Price as an indication of the fair value of our common stock. After the date of this prospectus supplement, our common stock may trade at prices above or below the Subscription Price.

You may not be able to immediately resell any shares of common stock that you purchase pursuant to the Rights upon expiration of the subscription period.

        If you exercise Rights, you may not be able to resell the shares of common stock purchased by exercising your Right until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder in the shares you purchase in the Rights Offering until the shares are issued to you. Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering and after all necessary calculations have been completed, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

        We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates. See "Dividend Policy."

USE OF PROCEEDS

        We may raise gross proceeds of up to $9.1 million in the Rights Offering. Assuming that we raise $9.1 million, we estimate the net proceeds from the sale of the securities offered by this prospectus supplement will be approximately $8.8 million, after deducting the offering expenses and fees payable by us estimated at approximately $0.3 million. We anticipate completing the sale of all shares of common stock that are available for subscription in the Rights Offering.

        We ultimately intend to use the $8.8 million of estimated net proceeds of this Rights Offering, in combination with $3.2 million of the $5.3 million of estimated total net proceeds of the Registered Direct Offering, to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019. Prior to such repayment, we intend to use the $8.8 million of estimated net proceeds of this Rights Offering, in combination with the $5.3 million of estimated total net proceeds of the Registered Direct Offering, to repay $14.2 million of the $23.6 million of borrowings outstanding under the Revolving Credit Facility as of March 31, 2019 (the "Revolving Credit Facility Repayment"). Subsequent to the Revolving Credit Facility Repayment, and upon receipt of consent from the Lenders of the Term Loan B Facility, we intend to re-borrow the $14.2 million that we expect to use for the Revolving Credit Facility Repayment under the Revolving Credit Facility (the "Revolving Credit Facility Borrowings") to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 and the remainder, if any, for general corporate purposes.

        However, given that the Maximum Offering Amount for this Rights Offering is $9.1 million, the estimated net proceeds of this Rights Offering of $8.8 million will be insufficient to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 (the ultimate intended use of proceeds of this Rights Offering and the Registered Direct Offering), and we will need to raise additional net proceeds of at least $3.2 million from the Registered Direct Offering in order to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, as described below.

        Concurrently with this Rights Offering, we are conducting the Registered Direct Offering, pursuant to which we expect to raise gross proceeds of approximately $5.4 million. The Registered Direct Offering Shares will be issued and sold at the Subscription Price, which is the offering price per share for the Registered Direct Offering. We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold or that we will be able to apply the estimated net proceeds of this Rights Offering and the Registered Direct Offering in the amounts set forth above. To the extent that we sell any shares in the Registered Direct Offering, we intend to use the $5.3 million of estimated total net proceeds of the Registered Direct Offering to partially fund the Revolving Credit Facility Repayment, and, after the Revolving Credit Facility Borrowings, to repay the $3.2 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 that remain outstanding after application of the $8.8 million of estimated net proceeds of this Rights Offering, and the remainder, if any, for general corporate purposes. How we apportion the net proceeds of the Registered Direct Offering will depend upon the amounts that we raise in this Rights Offering and the Registered Direct Offering.

        This prospectus supplement is not an offer to sell or the solicitation of an offer to buy the Registered Direct Offering Shares. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. For more information, please see "Prospectus Supplement Summary—Recent Developments—Concurrent Registered Direct Offering."

        As of March 31, 2019, we had $23.6 million in borrowings outstanding under the Revolving Credit Facility. The Revolving Credit Facility bears interest at the U.S. base rate plus an applicable margin ranging from 0.50% to 1.00%, or LIBOR plus an applicable margin ranging from 1.50% to 2.00%. As of March 31, 2019, the interest rate on the Revolving Credit Facility was 6.50%. The Revolving Credit

Facility matures on November 8, 2023. The Revolving Credit Facility was most recently amended on March 29, 2019, and the previous borrowings under the Revolving Credit Facility incurred within the past year were used to partially finance the Acquisition and fund working capital. As of March 31, 2019, we had $12.0 million in borrowings outstanding as of March 31, 2019 under the Term Loan B Facility. The Term Loan B Facility bears interest, as selected by us at the time of borrowing, at a base rate plus 8.50%, or LIBOR plus 10.50%. As of March 31, 2019, the interest rate on the Term Loan B Facility was 14.0%. The Term Loan B Facility matures on November 8, 2023. The net proceeds of the Term Loan B Facility were used to partially finance the Acquisition.

 CAPITALIZATION

        The following table sets forth our cash and capitalization as of March 31, 2019, as follows:

  •
  on an actual basis;

  •
  and on an as-adjusted basis to give effect to the Rights Offering and the Registered Direct Offering, after deducting the estimated offering expenses and fees payable by us, and the application of the net proceeds therefrom as described under "Use of Proceeds."

        For more information, please see "Use of Proceeds." You should read this information in conjunction with the unaudited interim consolidated financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included in the 2019 Q1 10-Q, which is incorporated by reference into this prospectus supplement and the accompanying prospectus and other financial information contained in this prospectus supplement.

	As of March 31, 2019
(in thousands, except share amounts)	Actual	As-Adjusted(1)
Cash(2)	$1,596	$3,772

Debt:
Revolving Credit Facility(3)	23,636	23,636
Warrant liability	1,908	1,908
Current portion of long-term debt	1,368	1,368
Current portion of operating lease obligations	2,070	2,070
Current portion of finance lease obligations	1,485	1,485
Long-term debt(2)	55,963	43,963
Operating lease obligations	3,338	3,338
Finance lease obligations	9,592	9,592

Total debt	99,360	87,360

Stockholders' Equity:
Common stock, par value $0.01 per share; 26,000,000 shares authorized, 23,353,558 shares issued and outstanding, actual; 27,995,588 shares issued and outstanding, as-adjusted(4)	460	506
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized, 0 shares issued and outstanding, actual; 0 shares issued and outstanding, as-adjusted	—	—
Series A participating preferred stock, par value $0.01 per share; 500,000 shares authorized, 0 shares issued and outstanding, actual; 0 shares issued and outstanding, as-adjusted	—	—
Additional paid-in capital	278,734	292,864
Deficit	(245,594)	(245,594)

Total capitalization	$33,600	$47,776

(1)
Does not give effect to the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering pursuant to the anti-dilution protection provisions contained within such 2018 Warrants.

(2)
As described under "Use of Proceeds," reflects the ultimate intended use of the (i) $8.8 million of estimated net proceeds of this Rights Offering and (ii) $5.3 million of estimated total net proceeds of the Registered Direct Offering. We make no assurance as to the amount of Registered Direct

  Offering Shares that will be issued and sold or that we will be able to apply the estimated net proceeds of this Rights Offering and the Registered Direct Offering in the amounts set forth in "Use of Proceeds." Please see "Use of Proceeds" for information on the intended use of proceeds for this Rights Offering and the Registered Direct Offering.

(3)
Net of $2.6 million of unamortized deferred financing fees and $1.7 million of unamortized original issue discount.

(4)
On May 9, 2019, upon receipt of requisite stockholder approval, we filed a certificate of amendment to our certificate of incorporation, which increased the number of authorized shares of common stock from 26,000,000 to 38,750,000.

        The information above is as of March 31, 2019 and excludes as of such date:

  •
  1,719,824 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $1.55 per share; and

  •
  193,200 shares of common stock issuable upon the vesting of RSUs outstanding as of March 31, 2019;

  •
  504,735 shares of common stock issuable upon the exercise of outstanding 2018 Warrants as of March 31, 2019, at an exercise price of $0.01 per share; and

  •
  1,292,858 shares of common stock reserved for future issuance as new awards under our 2010 Plan, as of March 31, 2019, which was replaced by our 2019 Plan on May 9, 2019.

 DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to support our business strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, operating results, capital requirements, contractual restrictions, restrictions in our debt agreements and any plans for expansion.

 DILUTION

        Purchasers of our common stock in the Rights Offering will experience dilution to the extent of the difference between the Subscription Price and our as-adjusted net tangible book value per share immediately after this Rights Offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2019, our net tangible book value was approximately $33.6 million, or approximately $1.44 per share.

        After giving effect to the sale by us in the Rights Offering of 2,909,547 shares of our common stock at an assumed Subscription Price of $3.14 per share, after deducting the estimated offering fees and expenses payable by us estimated at approximately $0.3 million, our as-adjusted net tangible book value as of March 31, 2019 would have been approximately $42.4 million, or approximately $1.60 per share. This represents an immediate increase in net tangible book value of $0.16 per share to existing stockholders and 2018 Warrants Holders who do not participate in the Rights Offering and an immediate dilution of $1.54 per share to investors purchasing shares of our common stock in this Rights Offering. The following table illustrates this per share dilution:

Subscription Price		$3.14
Net tangible book value per share as of March 31, 2019 before the Rights Offering	$1.44
Increase in net tangible book value per share attributable to the Rights Offering	$0.16

As-adjusted net tangible book value per share after giving effect to the Rights Offering(1)		$1.60
Dilution in net tangible book value per share to existing stockholders and 2018 Warrants Holders who participate in the Rights Offering		$1.54

(1)
Assumes the Rights Offering is fully subscribed.

        The information above is as of March 31, 2019 and excludes as of such date:

  •
  1,719,824 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $1.55 per share; and

  •
  193,200 shares of common stock issuable upon the vesting of RSUs outstanding as of March 31, 2019;

  •
  504,735 shares of common stock issuable upon the exercise of outstanding 2018 Warrants as of March 31, 2019, at an exercise price of $0.01 per share; and

  •
  1,292,858 shares of common stock reserved for future issuance as new awards under our 2010 Plan, as of March 31, 2019, which was replaced by our 2019 Plan on May 9, 2019.

        The information above also does not give effect to (i) the Registered Direct Offering or the application of the net proceeds, if any, therefrom or (ii) the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering pursuant to the anti-dilution protection provisions contained within such 2018 Warrants.

        To the extent that any of our outstanding stock options or 2018 Warrants are exercised, or if we grant additional options or other awards, including, but not limited to, RSUs, under our incentive plan or additional warrants, or issue additional shares of common stock in the future, there may be further dilution.

THE RIGHTS OFFERING

Subscription Rights

        We are distributing to the holders of our common stock and to the 2018 Warrants Holders, at no charge, non-transferrable subscription rights to purchase our common stock. Each holder of our common stock and/or 2018 Warrants as of the close of business on May 24, 2019 will receive one (1) Right to purchase one (1) share of our common stock for each 8.2 shares of common stock owned or deemed to be owned by such holder on the Record Date (based on the number of shares of common stock owned or deemed to be owned by such holder, rounded down to the nearest multiple of 8.2; no fractional Rights will be granted). The Rights will be evidenced by a Rights Certificate. Each Right will entitle the holder to a Basic Subscription Privilege and an Over-Subscription Privilege for all Basic Subscription Privileges that remain unsubscribed, subject to proration, in the case of the Over-Subscription Privilege, as described below. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Privilege. You may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights. Rights may only be exercised in aggregate for whole numbers of shares of our common stock. No fractional shares of our common stock will be issued in the Rights Offering and in the event of proration in the case of the Over-Subscription Privilege, all fractional shares will be rounded down to the nearest whole share.

Participation of 2018 Warrants Holders

        The 2018 Warrants Holders have the contractual right to participate in this Rights Offering. Each 2018 Warrants Holder will receive one (1) Right to purchase one (1) share of our common stock for each 8.2 shares of common stock that such 2018 Warrants Holders' 2018 Warrant is exercisable for (or, as referred to elsewhere herein, for each share of common stock that such 2018 Warrants Holders is deemed to own), rounded down to the nearest multiple of 8.2; no fractional Rights will be granted. A total of 61,551 Rights will be issued to these 2018 Warrants Holders.

Limitation on the Purchase of Shares

        Your Basic Subscription Privilege permits you to only purchase the number of shares upon exercise of the number of Rights distributed to you in the Rights Offering. Accordingly, the number of shares that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held or are deemed to hold on the Record Date. Your Over-Subscription Privilege permits you to subscribe for additional shares to the extent to which other holders do not exercise their Rights, which we cannot determine prior to the end of the Subscription Period.

        Further, in the event that the exercise by a holder of Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use NOLs, tax credits and other tax attributes under the Code and rules promulgated by the IRS, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such holder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Proration

        The Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount.

Subscription Price

        Each Right will be exercisable at a price per share equal to $3.14. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value, other than the current market price of our common stock on certain dates.

Determination of Subscription Price

        Our board of directors considered, among other things, the following factors in determining the discount to market price for purposes of establishing the Subscription Price, which is a 15% discount to the 10-day volume-weighted average price of our common stock on Nasdaq as of May 14, 2019:

  •
  the current and historical trading prices of our common stock;

  •
  the price at which stockholders and 2018 Warrants Holders might be willing to participate in the Rights Offering;

  •
  our need for additional capital and liquidity;

  •
  the cost of capital from other sources; and

  •
  comparable precedent transactions, including the percentage of shares offered, the terms of the Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

        In conjunction with the review of these factors, our board of directors also reviewed our history and prospects, including our past and present burn rate and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the discount to market price should be designed to provide an incentive to our current stockholders and 2018 Warrants Holders to participate in the Rights Offering and exercise their Rights.

        The Subscription Price does not necessarily bear any relationship to any established criteria for value, other than the current market price of our common stock on certain dates. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our Company. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the Subscription Price in any given time-period. The market price of our common stock may decline during or after the Rights Offering. We cannot assure you that you will be able to sell the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable. However, if we amend the Rights Offering to allow for an extension of the subscription period of more than 30 days or make a Material Change to the terms of the Rights Offering set forth in this prospectus supplement, you may cancel your purchase and receive a refund of any money you have advanced.

Non-Transferability of Rights

        The Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Rights to anyone. The Rights may not be sold, transferred or assigned and will not be listed for trading on Nasdaq or any other stock exchange or market.

Expiration Date

        The subscription period during which you may exercise your Rights expires at 5:00 p.m., Eastern Time, on June 20, 2019, which is the expiration of the Rights Offering. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time.

        If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on June 20, 2019, which is the Expiration Date that we have established for the Rights Offering.

Termination

        We may terminate the Rights Offering at any time and for any or no reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying holders of Rights and the public of the termination.

Return of Funds upon Completion or Termination

        The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent and held in escrow for investors will be promptly returned, without interest or penalty.

Shares of Our Common Stock Outstanding After the Rights Offering

        On the Record Date, 23,353,558 shares of our common stock were issued and outstanding, excluding the 504,735 shares of our common stock issuable upon exercise of the 2018 Warrants as of the Record Date. We are offering up to 2,909,547 shares of our common stock in this Rights Offering. We expect to issue all of the shares of common stock in this Rights Offering. In addition, concurrently with this Rights Offering, we are conducting the Registered Direct Offering, pursuant to which we expect to raise gross proceeds of approximately $5.4 million. The Registered Direct Offering Shares will be issued and sold at the Subscription Price, which is the offering price per share for the Registered Direct Offering. Accordingly, assuming we issue and sell all of the Registered Direct Offering Shares at the Subscription Price, which is the offering price per share for the Registered Direct Offering, we will issue and sell 1,732,483 shares in the Registered Direct Offering (calculated as the $5.4 million Registered Direct Offering amount divided by the Subscription Price of $3.14 per share, the offering price per share for the Registered Direct Offering). We therefore anticipate up to 27,995,588 shares of common stock issued and outstanding following completion of the Rights Offering, excluding (i) the 504,735 shares of our common stock issuable upon exercise of the 2018 Warrants as of the Record Date and (ii) the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering pursuant to the anti-dilution protection provisions contained within the 2018 Warrants. We make no assurance as to the amount of Registered Direct Offering Shares that will be issued and sold. This prospectus supplement is not an offer to sell or the solicitation of an offer to buy the Registered Direct Offering Shares. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. For more information, please see "Prospectus Supplement Summary—Recent Developments—Concurrent Registered Direct Offering."

        In addition, as a result of the expected issuance and sale of the shares of common stock in the Rights Offering and the Registered Direct Offering, each at the Subscription Price, which is also the offering price per share for the Registered Direct Offering, which is expected to be less than market price per share of our common stock immediately prior to such issuances and sales, the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Rights Offering and the Registered Direct Offering will be increased pursuant to the anti-dilution protection provisions contained within such 2018 Warrants. The number of shares of common stock issuable upon exercise of these 2018 Warrants may be further increased if the Subscription Price is ultimately decreased in connection with either offering. Any future issuance of common stock at a discount to the then-current market price could cause a further increase in the number of shares of common stock issuable upon exercise of these 2018 Warrants, which could result in substantial dilution to our existing stockholders and could cause the price of our common stock to decline. See "Risk Factors—Risks Related to This Offering—The concurrent Registered Direct Offering and other sales of a significant number of shares of our common stock in the public markets, including sales by our directors and/or executive officers and/or the 2018 Warrants Holders, or the perception that such sales could occur, could depress the market price of our common stock" and "Description of 2018 Warrants—Adjustment and Reset."

Methods for Exercising Subscription Rights

        The exercise of Rights is irrevocable and may not be cancelled. You may exercise your Rights as follows:

  Subscription by Record Holders of Shares and/or 2018 Warrants

        If you are holder of record of shares and/or 2018 Warrants, the number of shares you may purchase pursuant to your Rights is indicated on the enclosed Rights Certificate. You may exercise your Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment of the Subscription Price, to the Subscription Agent at the address given below under "Subscription Agent," to be received before 5:00 p.m., Eastern Time, on June 20, 2019. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., Eastern Time, on the Expiration Date.

  Subscription by Beneficial Owners

        If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Right to such nominee record holder for all shares of our common stock held by such nominee on the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., Eastern Time, on the Expiration Date.

  Payment Method

        If you are a holder of record of shares and/or 2018 Warrants and you elect to participate in the Rights Offering, payments must be made in full in U.S. currency by personal check, drawn upon a U.S. bank, and payable to "Computershare Trust Company, N.A." You must timely pay the full Subscription Price for the full number of shares of our common stock if you wish to acquire pursuant to the exercise of Rights (including any exercise of the Over-Subscription Privilege, if available) by delivering a personal check, payable to "Computershare Trust Company, N.A." If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee and you elect to participate in the Rights Offering, you should deliver payment to such broker, dealer, custodian bank or other nominee, as applicable, in accordance instructions provided therefrom.

        You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full Subscription Price.

        The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those statements and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires.

        If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

        Any excess subscription payments received by the Subscription Agent, whether caused by proration or otherwise, will be promptly returned to the subscriber, without interest.

        Personal checks should be sent to the Subscription Agent. Please be sure personal checks are delivered on or prior to June 20, 2019 to ensure that your payment is processed prior to the Expiration Date.

Missing or Incomplete Subscription Forms or Payment

        If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

        If we determine that your incomplete Rights Certificate otherwise complies with the subscription procedures and if you do not indicate the number of Rights that you wish to exercise, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received after determination of the Subscription Price.

        Any excess subscription payments received by the Subscription Agent, caused by proration or otherwise, will be promptly returned to the subscriber, without interest.

Requirements for Foreign Holders

        Rights certificates will not be mailed to foreign holders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The Rights of foreign holders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. Any questions related to such instructions or the method for foreign holders to exercise their Rights should be directed to the Information Agent. We will determine whether the Rights Offering may be made to any such Record Date foreign holder. The Rights Offering will not be made in any jurisdiction where it would be unlawful to do so. If instructions have not been received by 5:00 p.m., Eastern Time, on June 14, 2019, five (5) business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Rights will not be exercisable by such foreign holders, and any proceeds received by such foreign holders related to such Rights will be refunded to such foreign holders, without interest.

Issuance of Common Stock

        The shares of common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares and/or 2018 Warrants. If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription Agent

        The Subscription Agent for the Rights Offering is Computershare Trust Company, N.A. If you are the record holder of shares and/or 2018 Warrants, the address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By first class mail:	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer; COY: SMTX P.O. Box 43011 Providence, RI 02940-3011
By overnight courier service:	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer; COY: SMTX 150 Royall Street Suite V Canton, MA 02021

        If you deliver the Rights Certificates in a manner different than that described in this prospectus supplement, we may not honor the exercise of your Rights.

Information

        The Information Agent for the Rights Offering is Georgeson LLC. You should direct any questions or requests for assistance concerning the method of subscribing for the shares or for additional copies of this prospectus to the Information Agent at (866) 413-5901.

No Fractional Shares

        We will not issue fractional shares of common stock in the Rights Offering. Holders of Rights will only be entitled to purchase a number of shares representing a whole number of shares of common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent, caused by proration or otherwise, will be promptly returned to the subscriber, without interest.

Notice to Brokers and Nominees

        If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date. You may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form titled "Nominee Holder Certification," which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

        We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering, which is June 20, 2019 (unless extended), unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full Subscription Price. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

        You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock purchased in the Rights Offering.

No Revocation

        Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. However, if we amend the Rights Offering to allow for an extension of the subscription period of more than 30 days or make a Material Change to the terms of the Rights Offering set forth in this prospectus supplement, you may cancel your purchase and receive a refund of any money you have advanced. You should not exercise your Rights unless you are certain that you wish to purchase shares of common stock at the Subscription Price.

Increase of Subscription Amount

        While you may not revoke any exercise of your Rights once you submit the Rights Certificate or have instructed your nominee of your subscription request, if you desire to increase your subscription you may do so. To increase your subscription amount, you should contact the Information Agent at (866) 413-5901.

U.S. Federal Income Tax Treatment of Rights Distribution

        For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or the 2018 Warrants Holders should recognize income or loss upon receipt or exercise of a Right. See "Material U.S. Federal Income Tax Consequences."

No Recommendation to Holders of Rights

        Our board of directors is not making a recommendation regarding your exercise of the Rights. Holders who exercise Rights risk investment loss on money invested. We cannot assure you that the market price of our common stock will reach or exceed the Subscription Price and, even if it does so, that it will not decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of some of the risks involved in investing in our securities.

Fees and Expenses

        We will pay all fees and expenses charged by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Rights.

Listing

        The Rights may not be sold, transferred or assigned and will not be listed for trading on Nasdaq or any other stock exchange or market. The shares of our common stock are, and the shares to be issued in the Rights Offering will be, traded on Nasdaq under the symbol "SMTX."

Important

        Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date of June 20, 2019.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock received upon exercise of the Rights.

        This summary deals only with Rights acquired through the Rights Offering and shares of our common stock acquired upon exercise of Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Rights or shares of our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Rights or shares of our common stock in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

        The discussion below is based upon the provisions of the Code, the United States Treasury regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below. We make no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the Rights that are different from those discussed below.

        As used herein, a "U.S. Holder" means a beneficial owner of shares of our common stock, Rights and shares of our common stock acquired upon exercise of Rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person. A "Non-U.S. Holder" is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

        If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the record owner, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their tax advisors.

        HOLDERS OF SHARES OF OUR COMMON STOCK AND/OR 2018 WARRANTS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL

INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

Tax Consequences to U.S. Holders

  Taxation of Subscription Rights

  Receipt of Subscription Rights by a Holder of Common Stock

        Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, we do not believe your receipt of Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, the receipt by a stockholder of a right to acquire stock generally is not included in the taxable income of the recipient. However, this general rule is subject to several exceptions including one for "disproportionate distributions". A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation's assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock; however, there is no guarantee that we will not make such distributions in the future.

        Our position regarding the tax-free treatment of the Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a disproportionate distribution or otherwise, the fair market value of the Rights would be taxable to holders of our common stock as a dividend to the extent of the holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no definitive assurance can be given, while we will not have accumulated earnings and profits as of December 29, 2019, it is our expectation as of the date of this prospectus supplement that we may have current earnings and profits for the fiscal year ending December 29, 2019.

        The following discussion is based upon the treatment of the Rights issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

  Receipt of Subscription Rights by a Holder of 2018 Warrants

        Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, we do not believe your receipt of Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Sections 305(a) and 305(d) of the Code, the receipt by a holders of rights to acquire stock of an additional right to acquire stock generally is not included in the taxable income of the recipient. However, this general rule is subject to several exceptions including one for "disproportionate distributions". A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation's assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock; however, there is no guarantee that we will not make such distributions in the future.

        Our position regarding the tax-free treatment of the Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a disproportionate distribution or otherwise, the fair market value of the Rights would be taxable to holders of our common stock as a dividend to the extent of the holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no definitive assurance can be given, while we will not have accumulated earnings and profits as of December 29, 2019, it is our expectation as of the date of this prospectus supplement that we may have current earnings and profits for the fiscal year ending December 29, 2019.

        We do not address the applicability of recalculating any original discount amounts to holders of 2018 Warrants who are also lenders to us.

  Tax Basis in the Subscription Rights by Either a Holder of Common Stock or a Holder of 2018 Warrants

        If the fair market value of the Rights you receive is less than 15% of the fair market value of your existing shares of common stock and/or 2018 Warrants (with respect to which the Rights are distributed) on the date you receive the Rights, the Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the Rights in proportion to the relative fair market values of the existing shares of common stock and the Rights, determined on the date of receipt of the Rights. If you choose to allocate basis between your existing common shares and the Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Rights. Such an election is irrevocable.

        However, if the fair market value of the Rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the Rights, then you must allocate your basis in your existing shares of common stock between those shares and the Rights you receive in proportion to their fair market values determined on the date you receive the Rights.

        The fair market value of the Rights on the date that the Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Rights on that date. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Rights and the trading price of our shares of common stock on the date that the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are non-transferable.

  Exercise of Subscription Rights by Either a Holder of Common Stock or a Holder of 2018 Warrants

        You should not recognize gain or loss upon the effectiveness of the exercise of a Right in the Rights Offering, and the tax basis of the shares of common stock acquired through exercise of Rights should equal the sum of the subscription price for the shares plus your tax basis, if any, in the Rights. The holding period of shares of common stock acquired upon exercise of a Right in the Rights Offering will begin on the date after exercise.

        If, at the time of the receipt or exercise of a Right distributed to you in the Rights Offering, you no longer hold the share of common stock with respect to which such Right is received, certain aspects of the tax treatment of the exercise of the Right are unclear, including (1) the allocation of tax basis between the common stock previously sold and the Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold, and (3) the impact of such allocation on the tax basis of common stock acquired through the exercise of the Right. If you receive or exercise a Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Right is received, you should consult with your tax advisor.

  Expiration of Subscription Rights

        If you allow Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes. If you have tax basis in the Rights and you allow the Rights to expire, the tax basis in your existing common stock owned by you with respect to which such Rights were distributed will be restored to the tax basis of such common stock immediately before the receipt of the Rights in the Rights Offering.

  Taxation of Common Stock

  Distributions

        Distributions with respect to shares of our common stock acquired upon exercise of Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

        Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be "qualified dividends" subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

  Dispositions

        If you sell or otherwise dispose of shares of common stock acquired upon exercise of Rights in a taxable transaction, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder generally is taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

  Additional Tax on Net Investment Income

        Certain U.S. citizens and residents and certain estates and trusts are subject to a 3.8% tax on certain net investment income, including dividends and capital gain from the disposition of property, such as the common stock. You should consult your tax advisor with respect to this additional tax.

  Information Reporting and Backup Withholding

        You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition shares of our common stock acquired through the exercise of Rights, or dividend payments. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

  Receipt, Exercise and Expiration of the Subscription Rights

        The discussion assumes that the receipt of Rights will be treated as a non-taxable distribution. See "Tax Consequences to U.S. Holders-Taxation of Subscription Rights-Receipt of Subscription Rights" above. You should not be subject to U.S. federal income tax upon the exercise or expiration of Rights. See "Tax Consequences to U.S. Holders-Taxation of Subscription Rights-Exercise of Subscription Rights" and "Tax Consequences to U.S. Holders-Taxation of Subscription Rights-Expiration of Subscription Rights" above.

  Taxation of Distributions on Common Stock

        Any distributions of cash or property made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide a properly-completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY (along with the required accompanying documentation), as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If you are a corporation, a "branch profits tax" of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income.

        Any distribution also will be subject to the discussion below under the heading "FATCA".

  Sale or Other Disposition of Our Common Stock

        Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States);

  •
  you are an individual, you hold your shares of common stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case you will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by your U.S.-source capital losses, if any); or

  •
  we are or have been a "United States real property holding corporation", or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or your holding period for the common stock.

        Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a "branch profits tax" of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

        A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC but no assurance can be given that we will not become a USRPHC in the future. However, if we are a USRPHC or become a USRPHC in the future, and our common stock is regularly traded on an established securities market, our common stock will be treated as a U.S. real property interest only if you actually or constructively hold more than 5% of such regularly traded common stock at any time during the applicable period. You are urged to consult your tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less stockholders.

  Information Reporting and Backup Withholding

        Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions generally will be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, backup withholding generally should not apply to distributions on our common stock and information reporting and backup withholding generally should not apply to the proceeds from a sale or other disposition of shares of our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN, W-8BEN-E or IRS Form W-8IMY (along with the required accompanying documentation), as applicable, (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding generally will be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

  FATCA

        Payments of dividends on our common stock and, starting in 2019, payments of the gross proceeds from a sale or exchange of our common stock or other securities, to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally, such documentation is provided on an executed and properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY (along with the required accompanying documentation), as applicable. If dividends are subject to the 30% withholding tax under FATCA, they will not be subject to the 30% withholding tax described above under "Tax Consequences to Non-U.S. Holders-Taxation of Distributions on Common Stock."

        THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

 DESCRIPTION OF SECURITIES WE ARE OFFERING

        For a description of the Rights being offered hereby, please see "The Rights Offering" above. For a description of the common stock issuable upon exercise of the Rights, please see "Description of Common Stock and Preferred Stock" in the accompanying prospectus.

DESCRIPTION OF 2018 WARRANTS

        On November 8, 2018 (the "2018 Warrants Closing Date"), we entered into a financing agreement, by and among us, MC Assembly, SMTC Manufacturing Corporation of California, SMTC Mex Holdings, Inc., HTM Holdings Inc., MC Test Service, Inc., MC Assembly International LLC, MC Assembly LLC (collectively, the "Borrowers"), the lenders party to the Financing Agreement from time to time (collectively, the "Lenders"), and TCW Asset Management Company LLC ("TCW"), as collateral agent for the Lenders, whereby the Lenders provided the Borrowers with a senior secured credit facility in the aggregate amount of up to $67.0 million consisting of (i) a term loan A facility (the "Term Loan A Facility") in an amount of $50.0 million and (ii) a term loan B facility (the "Term Loan B Facility" and, together with the Term Loan A Facility, the "TCW Facility") in an amount of $17.0 million, which was amended on March 29, 2019 (as amended, the "Financing Agreement"). In connection with and as part of the consideration paid by us for the TCW Facility, on the 2018 Warrants Closing Date, we entered into a subscription agreement (the "Subscription Agreement") with certain investors affiliated with TCW relating to the issuance and sale by us of warrants to purchase an aggregate of 504,735 shares of the our common stock (collectively, the "2018 Warrants"). Terms used but not otherwise defined herein have the meaning given them in the form of 2018 Warrant, attached as Exhibit 4.1 to our Current Report Form 8-K, filed with the SEC on November 9, 2018, and incorporated herein by reference.

Duration and Exercise Price

        The 2018 Warrants have an exercise price of $0.01 per share (the "Exercise Price") and may be exercised by cashless exercise or by payment of cash, subject to adjustment therein. Subject to, among other things, the Maximum Percentage (as defined below), the 2018 Warrants are currently exercisable and have a term of exercise equal to seven (7) years from the 2018 Warrants Closing Date.

Adjustment and Reset

        The 2018 Warrants provide for an adjustment in the number of shares of common stock issuable upon exercise of the 2018 Warrants if we, subject to certain exceptions, issue, or are deemed to have issued, common stock at a price that is less than the fair market value of our common stock at the time of such issuance or deemed issuance.

        If we at any time on or after the 2018 Warrants Closing Date subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of our outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of common stock issuable upon exercise of the 2018 Warrants will be proportionately increased. If we at any time on or after the 2018 Warrants Closing Date combine (by combination, reverse stock split or otherwise) one or more classes of our outstanding shares of common stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of common stock issuable upon exercise of the 2018 Warrants will be proportionately decreased.

        If the Term Loan B Facility remains outstanding on the second (2nd) anniversary of the 2018 Warrants Closing Date (the "Reset Date") and TCW has not elected to increase the interest rate in respect of the Term Loan B Facility, then, on the Reset Date, the number of shares of common stock issuable upon exercise of the 2018 Warrants shall increase by a number of shares of common stock issuable upon exercise of the 2018 Warrants equal to the product obtained by multiplying (x) 3.0% of the shares of Common Stock Deemed Outstanding on the Reset Date, and (y) a fraction, the numerator of which is the amount of the Term Loan B Facility that remains outstanding as of the Reset Date, and the denominator of which is the aggregate amount of the Term Loan B Facility drawn under the Term Loan B Commitments (without giving effect to any repayments in respect thereof) as of the applicable date of determination.

Fundamental Transaction

        In the event of (i) a Fundamental Transaction, as described in the 2018 Warrants, and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding common stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, in which holders of common stock receive solely cash or (ii) if the 2018 Warrants Holder indicates in writing it shall not exercise its Put Right in connection with a Put Fundamental Transaction, on the fifth (5th) Business Day after such notice, or, if the 2018 Warrants Holder does not notify us in writing prior to the ninetieth (90th) day after the occurrence or consummation of a Put Fundamental Transaction, on the ninetieth (90th) day after the occurrence or consummation of such Put Fundamental Transaction, we (or the Successor Entity) shall deliver to the 2018 Warrants Holder, in case of the foregoing clause (i), such cash, or, in case of the foregoing clause (ii), such cash and/or such other consideration, in each case, which the 2018 Warrants Holder would have been entitled to receive upon the happening of such applicable Fundamental Transaction had such 2018 Warrant been exercised immediately prior to such applicable Fundamental Transaction (without regard to any limitations on the exercise of the 2018 Warrants) (provided, however, to the extent that the 2018 Warrants Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the 2018 Warrants Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the 2018 Warrants Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the 2018 Warrants Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the 2018 Warrants Holder shall be delivered such shares to the extent as if there had been no such limitation).

Purchase Right

        In addition to any adjustments pursuant to the 2018 Warrants, if at any time on or after the 2018 Warrants Closing Date, we grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the "Purchase Rights"), then the 2018 Warrants Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the 2018 Warrants Holder could have acquired if the 2018 Warrants Holder had held the number of shares of common stock acquirable upon complete exercise of its 2018 Warrant (without regard to any limitations or restrictions on exercise, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights. The 2018 Warrants Holders are entitled to such Purchase Rights in connection with this Rights Offering.

Put Rights

        Upon the occurrence of any of the following events (each, a "Put Triggering Event"), (i) a Fundamental Transaction other than one in which holders of common stock receive solely cash (a "Put Fundamental Transaction"), (ii) the Final Maturity Date, (iii) a refinancing in full of all the Loans under the Financing Agreement, (iv) any Event of Default under Section 9.01(a), Section 9.01(f) or Section 9.01(g) of the Financing Agreement or (v) the acceleration of our obligations under the Financing Facility, at the request of the 2018 Warrants Holder delivered before the ninetieth (90th) day after the occurrence or consummation of any Put Triggering Event, we (or the Successor Entity) shall purchase the 2018 Warrant from the 2018 Warrants Holder by paying to the 2018 Warrants Holder, within five (5) Business Days after such request (or in case of a Put Fundamental Transaction, on the effective date of such Put Fundamental Transaction if such date is earlier than the date that is five (5) Business Days following the request of the 2018 Warrants Holder), cash by wire transfer of immediately available funds in an amount equal to the Fair Market Value of the remaining unexercised portion of the 2018 Warrants Warrant on the Trading Day immediately preceding the initial day of the applicable Put Triggering Event.

Transferability

        Subject to applicable laws and restrictions on transfer, the 2018 Warrants may be transferred at the option of the 2018 Warrants Holder. The 2018 Warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability

        Subject to the terms and conditions of the 2018 Warrants, the 2018 Warrants may be exercised by the 2018 Warrants Holders at any time or times on or after the 2018 Warrants Closing Date, in whole or in part, by (i) delivery of a written Exercise Notice and (ii) (A) payment to us of the Aggregate Exercise Price or (B) by notifying us that the 2018 Warrant is being exercised pursuant to a Cashless Exercise.

Limitations on Exercise

        A 2018 Warrants Holder may not exercise any portion of the 2018 Warrants to the extent that the 2018 Warrants Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of common stock outstanding immediately after giving effect to such exercise. Upon delivery of a written notice to us, a 2018 Warrants Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such 2018 Warrants Holder and the other Attribution Parties and not to any other holder of 2018 Warrants that is not an Attribution Party of such 2018 Warrants Holder.

Right as a Stockholder

        Except as otherwise provided in the 2018 Warrants or by virtue of such 2018 Warrants Holder's ownership of shares of our common stock, the 2018 Warrants Holders do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their 2018 Warrants.

Waivers and Amendments

        Subject to certain exceptions, any term of the 2018 Warrants may be amended or waived with our written consent and the written consent of the holders.

        Except as otherwise provided therein, the provisions of the 2018 Warrants may be amended or waived only if we have obtained the written consent of 2018 Warrants Holders representing at least a majority of the shares of common stock underlying the 2018 Warrants then outstanding and shall include the Designee as long as the Designee or any of its Affiliates holds any 2018 Warrants (the "Required Holders"). Any amendment or waiver by us and the Required Holders shall be binding on such 2018 Warrants Holder and all 2018 Warrants Holders.

Failure to Timely Deliver Securities

        Upon exercise of a 2018 Warrant by a 2018 Warrants Holder, if we or our transfer agent fail to deliver the securities to 2018 Warrants Holder by the required share delivery date set forth therein, then, generally, the 2018 Warrants Holder may require us to pay to the 2018 Warrants Holder an amount in cash to make the 2018 Warrants Holder whole in connection with the our failure to timely deliver securities.

Registration Rights

        In connection with the Financing Agreement and the issuance of the 2018 Warrants, we and certain of the Lenders entered into a registration rights agreement (the "Registration Rights Agreement"), dated November 8, 2018. Under the terms of the Registration Rights Agreement, we agreed to prepare and file with the SEC (i) a registration statement (the "RRA Registration Statement") covering the resale of 125% of the maximum number of shares of common stock underlying the 2018 Warrants within 60 days of the 2018 Warrants Closing Date, (ii) a registration statement to replace the initially-filed RRA Registration Statement to cover the resale of 150% of the maximum number of shares of common stock underlying the 2018 Warrants within 90 days of our next annual meeting, which took place on May 9, 2019, and (iii) to the extent the number of shares of common stock underlying the 2018 Warrants increases on the second anniversary of the 2018 Warrants Closing Date, another RRA Registration Statement covering 150% of the maximum number of such additional shares of common stock issuable upon exercise of the 2018 Warrants within 60 days of the second anniversary of the 2018 Warrants Closing Date. We are required to use our reasonable best efforts to have any such RRA Registration Statements declared effective within 90 days after the earlier of (i) the date such RRA Registration Statement is filed with the SEC and (ii) the date such RRA Registration Statement is required to be filed with the SEC. We granted the Lenders customary indemnification rights in connection with each RRA Registration Statement. The Lenders also granted us customary indemnification rights in connection with the RRA Registration Statement.

        On April 9, 2019, the SEC declared the initial RRA Registration Statement effective.

PLAN OF DISTRIBUTION

Introduction

        Promptly after the Record Date for the Rights Offering, we will distribute a Rights Certificate and any other subscription documents to stockholders of record and 2018 Warrants Holders of record as of May 24, 2019. If you wish to exercise your Rights, you should follow the instructions in the subscription documents sent to you and also available from the Information Agent. If you are unable to do so, you may call the Information Agent for assistance. See "The Rights Offering—Methods for Exercising Subscription Rights." If you have any questions, you should contact the Information Agent, Georgeson LLC, at (866) 413-5901.

        We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the Rights Offering and, except as discussed above, no commissions, fees or discounts will be paid in connection with the Rights Offering. Certain of our officers and other employees may solicit responses from you, but those officers and other employees will not receive any commissions or compensation for their services other than their normal employment compensation.

        We will pay all customary fees and expenses of the Subscription Agent and the Information agent related to the Rights Offering, except for fees, applicable brokerage commissions, taxes and other expenses relating to the sale of rights by the Subscription Agent, all of which will be for the account of the transferor of the rights. We also have agreed to indemnify the Subscription Agent and the Information Agent from liabilities that they may incur in connection with the Rights Offering. All of the net proceeds from the Rights Offering will be solely for the Company's benefit.

        Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, 2018 Warrants Holder, broker, dealer, underwriter or agent relating to the sale or distribution of the rights offered hereby.

Price Stabilization, Short Positions

        No person has been authorized by our Company to engage in any form of price stabilization in connection with this Rights Offering.

LEGAL MATTERS

        The validity of the securities offered by this prospectus supplement will be passed upon for us by Perkins Coie LLP.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and/or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information concerning us may be accessed, free of charge, through the SEC's website at www.sec.gov and on our website at www.smtc.com. Such filings are placed on our website as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are "incorporating by reference" certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 15, 2019;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019;

  •
  our Current Reports on Form 8-K, filed with the SEC on November 9, 2018, February 1, 2019, April 4, 2019, May 14, 2019, May 16, 2019 and May 24, 2019 (but excluding the portions of such reports expressly noted as being furnished and not filed); and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 18, 2000, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

        We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement. You may request, orally or in writing, a copy of these documents, by contacting Steve Waszak of SMTC Corporation, at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8. Our telephone number is (905) 479-1810. Information about us is also available at our website at www.smtc.com. However, the information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

SMTC Corporation
$50,000,000
Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

        By this prospectus, we may, from time to time in one or more offerings, offer and sell up to $50,000,000 in the aggregate of common stock, preferred stock, warrants to purchase common stock or preferred stock, subscription rights to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

        This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

        Our common stock is traded on The Nasdaq Capital Market under the symbol "SMTX." As of March 15, 2019, the last reported sale price for our common stock was $4.50 per share.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 3 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

        We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock or warrants to purchase common stock or preferred stock, subscription rights to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

        As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under "Where You Can Find More Information."

        Unless the context otherwise requires, all references in this prospectus to "SMTC Corporation," "SMTC," "we," "us," "our," "the Company" or similar words refer to SMTC Corporation, together with our subsidiaries.

 ABOUT SMTC

Overview

        We are a provider of end-to-end electronics manufacturing services ("EMS"), including product design and engineering services, printed circuit board assembly ("PCBA"), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order ("CTO"), build to order ("BTO") and direct order fulfillment ("DOF"). We have manufacturing and other facilities in the United States, Canada, Mexico, and China, with approximately 3,329 employees as of March 15, 2019, of which 2,617 are full-time and contract employees. Our services extend over the entire electronic product life cycle from new product development and new product introduction ("NPI") through to growth, maturity and end of life phases. We offer fully integrated contract manufacturing services to global original equipment manufacturers ("OEMs"), and technology companies primarily within the defense and aerospace; industrial, power and clean technology; medical and safety; retail and payment systems; semiconductors; telecom, networking and communications; and test and measurement market sectors.

        We have customer relationships with industry leading OEMs. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource non-core manufacturing services, to consolidate their supplier base and to form long-term strategic partnerships with select high quality EMS providers. We work closely with and are highly responsive to our customers throughout the design, manufacturing and distribution process, providing value-added services. We seek to grow our business through the addition of new high-quality customers, the expansion of our share of business with existing customers, and participating in the growth of existing customers.

        We believe that fundamental to the key benefits we offer is our strategic approach in working with customers premised upon gaining insight into their business and bringing innovative solutions to enhance their competitiveness, time to market and profitability. We seek to lower total cost of ownership, improve product quality and reliability, accelerate new products to market, improve service and DOF, reduce working capital requirements and capital expenditures, all of which results in improvement of our customers' overall margins and end customer satisfaction.

        Our Fremont, California facility operates in a 'Copy-Exact' lean process environment specializing in NPI, PCBA, system integration, CTO services, and is food and drug administration ("FDA") and international traffic in arms regulations ("ITAR") registered.

        Our Markham, Ontario (Toronto) site serves as the corporate office and as a key center of excellence ("COE"), with particular emphasis on supporting our global manufacturing locations in value engineering, transition management, global supply chain management, financial and treasury services and information technology. In addition, the COE works directly with customers on product design projects of various scope and scale.

        Our Chihuahua, Mexico facility serves as our largest manufacturing and assembly operation, offering customers high quality services in a cost-effective site. This facility operates in a 'Copy-Exact' lean process environment located close to North American OEMs. Offering state of the art PCBA and a full suite of system integration services, along with cable harness assembly and enclosure. This facility operates computer numerical control machining and precision sheet metal fabrication, this facility services those OEMs requiring the lowest cost North American manufacturing solutions.

        Our ChangAn, China (Dongguan) location serves as a large-scale manufacturing facility and operates in a 'Copy-Exact' lean process environment enabling SMTC to capitalize on the strengths of operations by providing SMTC's current and prospective customers with highly efficient, low cost Asia-based electronic manufacturing solutions. This facility offers a full suite of integrated manufacturing services, including PCBA, testing, box build, final product integration, world-wide customer logistics, and expanded supply chain capabilities through our Hong Kong sourcing and procurement office.

        In November 2018, we acquired all of the issued and outstanding shares of capital stock of MC Assembly Holdings, Inc. ("MC Assembly"), a privately held EMS provider based in Melbourne, Florida (the "Acquisition"). In connection with the Acquisition, we expanded our operations to include locations in Melbourne, Florida, Billerica, Massachusetts, and Zacatecas, Mexico. Our Melbourne, Florida operation is one of the region's most sophisticated manufacturing solutions providers, providing comprehensive electronic manufacturing services with a focus on delivering product to our customer base in the most cost-efficient manner. Our Billerica, Massachusetts operation has the same competencies as our operation in Florida, but on a smaller scale. An ISO 9001/2008 2015 approved quality system allows for strict controls and process discipline on our manufacturing floor. Our Zacatecas, Mexico operation is a 'Copy-Exact' facility of our Melbourne, Florida operation, and practices lean manufacturing principals, utilizes world-class production, inspection and test equipment, and functions within the guidelines of ISO-9001:2008 2015 and ISO-13485:2016 Quality System, and provides similar manufacturing as our US-based operations with the advantage of the lower cost of labor.

Corporate Information

        We are a Delaware Corporation incorporated in July 1998. Our present corporate structure resulted from the July 1999 combination of predecessor companies Surface Mount and HTM Holdings Inc. Subsequent to the combination, all of Surface Mount's operating subsidiaries, other than SMTC Canada and Qualtron, Inc., became subsidiaries of HTM Holdings Inc. In 2011, we expanded our operations in San Jose, California with the acquisition of ZF Array Technology, Inc. ("ZF Array"), a privately held EMS provider. In 2012, the Asian entities of SMTC Electronics Dongguan Company Limited and SMTC Electronics (Suzhou) Company Limited were established. Our SMTC Electronics (Suzhou) Company Limited, China facility was closed in accordance with the restructuring plan as announced on May 15, 2017. The closure of the SMTC Electronics (Suzhou) Company Limited, China facility was substantially completed by the end of 2017. In November 2018, we further expanded our EMS footprint with the Acquisition with MC Assembly.

        Our principal executive offices are located at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8 and our telephone number at that address is (905) 479-1810. Our corporate website is located at www. smtc .com . We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under "Risk Factors" described in our most recent annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

 NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements. The words "believe," "anticipate," "estimate," "plan," "expect," "intend," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading "Risk Factors" contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing securities.

DILUTION

        If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

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  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and our bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our certificate of incorporation and bylaws, see "Where You Can Find More Information."

Common Stock

        As of the date of this prospectus, our certificate of incorporation authorizes us to issue 26,000,000 shares of common stock, par value $0.01 per share, of which 23,353,558 shares were issued and outstanding as of March 15, 2019. The issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any series of preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board of Directors of SMTC (the "Board") may from time to time determine. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or our certificate of incorporation, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

  Securities Exchange Listing

        Our common stock is listed on The Nasdaq Capital Market under the symbol "SMTX."

  Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

        As of the date of this prospectus, our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.01 per share, of which 500,000 shares are designated Series A Participating Preferred Stock, and none of which is outstanding as of March 15, 2019. Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in a series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock.

Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of common stock. The issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Board, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

        The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of any articles supplementary that describe the terms of the series of preferred stock we may offer before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

  •
  the distinctive designation and the maximum number of shares in the series;

  •
  the number of shares we are offering and purchase price per share;

  •
  the liquidation preference, if any;

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  the terms on which dividends, if any, will be paid;

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  the voting rights, if any, of the shares of the series;

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  the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

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  the terms on which the shares may be redeemed, if at all;

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  any listing of the preferred stock on any securities exchange or market;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

  •
  any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information.

Other Provisions of our Charter and By-Laws

        Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, the Chief Executive Officer or pursuant to a resolution adopted by a majority of the Board. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting.

        The by-laws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder's intention to bring that business before the meeting. Although the by-laws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SMTC.

Provisions of Delaware Law Governing Business Combinations

        We are subject to the "business combination" provisions of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless:

  •
  the transaction is approved by the Board prior to the date the "interested stockholder" obtained such status;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to such date the "business combination" is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

        A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock or within three years did own 15% or more of a corporation's voting stock. To our knowledge, none of such stockholders has a present intention to engage in any transaction which would constitute a "business combination." The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to SMTC and, accordingly, may discourage attempts to acquire SMTC.

Limitations of Liability and Indemnification of Officers and Directors

        Our certificate of incorporation limits the liability of officers and directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

DESCRIPTION OF WARRANTS

General

        We may issue warrants for the purchase of common stock or preferred stock. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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  the price at which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  the terms of any rights to redeem or call the warrants;

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  United States federal income tax consequences of holding or exercising the warrants, if material; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

        We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

        Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

Outstanding Warrants

        As of March 15, 2019, there were outstanding warrants to purchase an aggregate of 504,735 shares of our common stock.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus. While the terms we have summarized below will apply generally to any subscription rights that we may offer under this prospectus, we will describe the particular terms of any subscription rights in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any subscription rights offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not described in this prospectus at the time of its effectiveness.

        We may issue subscription rights to purchase our common stock or preferred stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

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  the price, if any, for the subscription rights;

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  the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

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  the number of subscription rights to be issued to each stockholder;

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  the number of shares and terms of our common stock or preferred stock which may be purchased per each subscription right;

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  the extent to which the subscription rights are transferable;

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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  if applicable, the material terms of any standby underwriting or purchase arrangement into which we may enter in connection with the offering of subscription rights

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of shares of common stock or preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock and Preferred Stock" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 PLAN OF DISTRIBUTION

        We may sell our securities in any one or more of the following ways from time to time:

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  through agents;

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  to or through underwriters;

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  through brokers or dealers;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  directly by us to purchasers, including through a specific bidding, auction or other process; or

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  through a combination of any of these methods of sale.

        The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

        Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

        The consolidated financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2018 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon their authority as experts in auditing and accounting.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (File No. 0-31051):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on March 15, 2019;

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  our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 22, 2019, February 1, 2019, and March 15, 2019; and

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  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 18, 2000, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Item 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

        Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at www.smtc.com by viewing the "SEC Filings" subsection of the "Investors" menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

SMTC Corporation
7050 Woodbine Ave, Suite 300
Markham, Ontario, Canada L3R 4G8
Attn: Investor Relations
(905) 479-1810

WHERE YOU CAN FIND MORE INFORMATION

        As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www. smtc .com in the "SEC Filings" subsection of the "Investors" menu as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

SMTC CORPORATION

2,909,547 Subscription Rights to Purchase Shares of Common Stock and Up to 2,909,547 Shares of Common Stock Issuable upon Exercise of Subscription Rights

PROSPECTUS SUPPLEMENT

May 24, 2019